                                                                  EXHIBIT 4.6.3




--------------------------------------------------------------------------------




                   AMENDED AND RESTATED DECLARATION OF TRUST

                             CAPITAL ONE CAPITAL I

                          Dated as of January 31, 1997



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                             Page
                                  ARTICLE 1

                      INTERPRETATION AND DEFINITIONS  . . . . . . . . . .     1
Section 1.1  Interpretation and Definitions . . . . . . . . . . . . . . .     1
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
Authorization Certificate . . . . . . . . . . . . . . . . . . . . . . . .     2
Authorized Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
Business Trust Act  . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
Capital Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
Capital Security Beneficial Owner . . . . . . . . . . . . . . . . . . . .     2
Capital Security Certificate  . . . . . . . . . . . . . . . . . . . . . .     3
Cedel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Certificate of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Common Securities Holder  . . . . . . . . . . . . . . . . . . . . . . . .     3
Common Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Common Security Certificate . . . . . . . . . . . . . . . . . . . . . . .     3
Corporate Trust Office  . . . . . . . . . . . . . . . . . . . . . . . . .     3
Covered Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Custodian . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Debenture Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Debenture Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . .     4
Debenture Redemption Date . . . . . . . . . . . . . . . . . . . . . . . .     4
Debenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Delaware Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Depositary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Direct Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
DWAC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
Global Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
Indemnified Person  . . . . . . . . . . . . . . . . . . . . . . . . . . .     5

                                                                             Page
                                                                             ----
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
Indenture Event of Default  . . . . . . . . . . . . . . . . . . . . . . .     5
Initial Purchasers  . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
Institutional Accredited Investor . . . . . . . . . . . . . . . . . . . .     5
Investment Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . .     5
Investment Company Event  . . . . . . . . . . . . . . . . . . . . . . . .     6
Legal Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
List of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
Majority in Liquidation Amount  . . . . . . . . . . . . . . . . . . . . .     6
Non-U.S. Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . .     6
Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . .     6
Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Payment Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
PORTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Private Placement Legend  . . . . . . . . . . . . . . . . . . . . . . . .     7
Property Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Property Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Pro Rata  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Qualified Institutional Buyer . . . . . . . . . . . . . . . . . . . . . .     7
Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Regulation S  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Regulation S Certificate  . . . . . . . . . . . . . . . . . . . . . . . .     7
Regulation S Global Security  . . . . . . . . . . . . . . . . . . . . . .     7
Regulatory Capital Event  . . . . . . . . . . . . . . . . . . . . . . . .     8
Related Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Release Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Responsible Officer . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Restricted Global Security  . . . . . . . . . . . . . . . . . . . . . . .     8
Restricted Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Restricted Security . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Rule 144A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Rule 3a-7 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Special Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Sponsor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Successor Delaware Trustee  . . . . . . . . . . . . . . . . . . . . . . .     9
Successor Entity  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Successor Property Trustee  . . . . . . . . . . . . . . . . . . . . . . .     9

                                                                             Page
                                                                             ----
Successor Security  . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Super Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Tax Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Treasury Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Trust Enforcement Event . . . . . . . . . . . . . . . . . . . . . . . . .    10
Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Trustee or Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
25% in Liquidation Amount . . . . . . . . . . . . . . . . . . . . . . . .    10

                                  ARTICLE 2

                              TRUST INDENTURE ACT . . . . . . . . . . . .    10
Section 2.1  Trust Indenture Act; Application . . . . . . . . . . . . . .    10
Section 2.2  Lists of Holders of Securities . . . . . . . . . . . . . . .    11
Section 2.3  Reports by the Property Trustee  . . . . . . . . . . . . . .    11
Section 2.4  Periodic Reports to the Property Trustee . . . . . . . . . .    11
Section 2.5  Evidence of Compliance with Conditions Precedent . . . . . .    12
Section 2.6  Trust Enforcement Events; Waiver . . . . . . . . . . . . . .    12
Section 2.7  Trust Enforcement Event; Notice  . . . . . . . . . . . . . .    14

                                  ARTICLE 3

                                ORGANIZATION  . . . . . . . . . . . . . .    15
Section 3.1  Name and Organization  . . . . . . . . . . . . . . . . . . .    15
Section 3.2  Office . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 3.3  Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 3.4  Authority  . . . . . . . . . . . . . . . . . . . . . . . . .    15
Section 3.5  Title to Property of the Trust . . . . . . . . . . . . . . .    17
Section 3.6  Powers and Duties of the Administrators  . . . . . . . . . .    17
Section 3.7  Prohibition of Actions by the Trust and the Trustees . . . .    22
Section 3.8  Powers and Duties of the Property Trustee  . . . . . . . . .    23
Section 3.9  Certain Duties and Responsibilities of the Property Trustee     26
Section 3.10  Certain Rights of Property Trustee  . . . . . . . . . . . .    28
Section 3.11  Delaware Trustee  . . . . . . . . . . . . . . . . . . . . .    32
Section 3.12  Execution of Documents  . . . . . . . . . . . . . . . . . .    32
Section 3.13  Not Responsible for Recitals or Issuance of Securities  . .    32
Section 3.14  Duration of Trust . . . . . . . . . . . . . . . . . . . . .    32
Section 3.15  Mergers . . . . . . . . . . . . . . . . . . . . . . . . . .    32

                                                                            Page
                                                                            ----
Section 3.16  Property Trustee May File Proofs of Claim   . . . . . . . .    34

                                  ARTICLE 4

                                  SPONSOR . . . . . . . . . . . . . . . .    35
Section 4.1  Responsibilities of the Sponsor  . . . . . . . . . . . . . .    35
Section 4.2  Compensation, Indemnification and Expenses of the Trustee  .    36

                                  ARTICLE 5

                        TRUST COMMON SECURITIES HOLDER  . . . . . . . . .    37
Section 5.1  Debenture Issuer's Purchase of Common Securities . . . . . .    37
Section 5.2  Covenants of the Common Securities Holder  . . . . . . . . .    37

                                  ARTICLE 6

                                   TRUSTEES . . . . . . . . . . . . . . .    37
Section 6.1  Number of Trustees . . . . . . . . . . . . . . . . . . . . .    37
Section 6.2  Delaware Trustee . . . . . . . . . . . . . . . . . . . . . .    37
Section 6.3  Property Trustee; Eligibility  . . . . . . . . . . . . . . .    38
Section 6.4  Qualifications of Administrators and Delaware Trustee
       Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
Section 6.5  Appointment of Administrators  . . . . . . . . . . . . . . .    39
Section 6.6  Appointment, Removal and Resignation of Trustees . . . . . .    39
Section 6.7  Vacancies among Trustees . . . . . . . . . . . . . . . . . .    41
Section 6.8  Effect of Vacancies  . . . . . . . . . . . . . . . . . . . .    41
Section 6.9  Delegation of Power  . . . . . . . . . . . . . . . . . . . .    41
Section 6.10  Merger, Conversion, Consolidation or Succession to Business    42

                                  ARTICLE 7

                             THE SECURITIES . . . . . . . . . . . . . . .    42
Section 7.1  General Provisions Regarding Securities  . . . . . . . . . .    42
Section 7.2  Distributions  . . . . . . . . . . . . . . . . . . . . . . .    45
Section 7.3  Redemption of Securities; Distribution of Debentures . . . .    46
Section 7.4  Redemption Procedures  . . . . . . . . . . . . . . . . . . .    47

                                                                           Page
                                                                           ----
Section 7.5  Voting Rights of Capital Securities  . . . . . . . . . . . .    49
Section 7.6  Voting Rights of Common Securities . . . . . . . . . . . . .    51
Section 7.7  Paying Agent . . . . . . . . . . . . . . . . . . . . . . . .    52
Section 7.8  Transfer of Securities . . . . . . . . . . . . . . . . . . .    53
Section 7.9  Mutilated, Destroyed, Lost or Stolen Certificates  . . . . .    54
Section 7.10  Deemed Security Holders . . . . . . . . . . . . . . . . . .    54
Section 7.11  Global Securities . . . . . . . . . . . . . . . . . . . . .    55
Section 7.12  Restrictive Legend  . . . . . . . . . . . . . . . . . . . .    57
Section 7.13  Regulation S Global Securities; Regulation S Certificates .    59
Section 7.14  Special Transfer Provisions . . . . . . . . . . . . . . . .    62

                                  ARTICLE 8

DISSOLUTION AND TERMINATION OF TRUST  . . . . . . . . . . . . . . . . . .    66
Section 8.1  Dissolution and Termination of Trust . . . . . . . . . . . .    66
Section 8.2  Liquidation Distribution Upon Termination and
    Dissolution of the Trust  . . . . . . . . . . . . . . . . . . . . . .    67

                                  ARTICLE 9

                          LIMITATION OF LIABILITY OF
                    HOLDERS OF SECURITIES, TRUSTEES OR OTHERS . . . . . .    67
Section 9.1  Liability  . . . . . . . . . . . . . . . . . . . . . . . . .    67
Section 9.2  Exculpation  . . . . . . . . . . . . . . . . . . . . . . . .    68
Section 9.3  Fiduciary Duty . . . . . . . . . . . . . . . . . . . . . . .    68
Section 9.4  Indemnification  . . . . . . . . . . . . . . . . . . . . . .    69
Section 9.5  Outside Businesses . . . . . . . . . . . . . . . . . . . . .    72

                                  ARTICLE 10

                                  ACCOUNTING. . . . . . . . . . . . . . .    72
Section 10.1  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . .    72
Section 10.2  Certain Accounting Matters  . . . . . . . . . . . . . . . .    72
Section 10.3  Banking . . . . . . . . . . . . . . . . . . . . . . . . . .    73
Section 10.4  Withholding . . . . . . . . . . . . . . . . . . . . . . . .    73

                                  ARTICLE 11

                          AMENDMENTS AND MEETINGS . . . . . . . . . . . .    74
Section 11.1  Amendments  . . . . . . . . . . . . . . . . . . . . . . . .    74

                                                                            Page
                                                                            ----
Section 11.2  Meetings of the Holders of Securities;
       Action by Written Consent. . . . . . . . . . . . . . . . . . . . .    77

                                  ARTICLE 12

                     REPRESENTATIONS OF PROPERTY TRUSTEE
                           AND DELAWARE TRUSTEE . . . . . . . . . . . . .    78

Section 12.1  Representations and Warranties of the Property Trustee  . .    78
Section 12.2  Representations and Warranties of the Delaware Trustee  . .    79

                                  ARTICLE 13

                                 MISCELLANEOUS. . . . . . . . . . . . . .    80
Section 13.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .    80
Section 13.2  Governing Law . . . . . . . . . . . . . . . . . . . . . . .    81
Section 13.3  Intention of the Parties  . . . . . . . . . . . . . . . . .    81
Section 13.4  Headings  . . . . . . . . . . . . . . . . . . . . . . . . .    81
Section 13.5  Successors and Assigns  . . . . . . . . . . . . . . . . . .    82
Section 13.6  Partial Enforceability  . . . . . . . . . . . . . . . . . .    82
Section 13.7  Counterparts  . . . . . . . . . . . . . . . . . . . . . . .    82
Section 13.8  Undertaking for Costs.  . . . . . . . . . . . . . . . . . .    82

                   AMENDED AND RESTATED DECLARATION OF TRUST
                            OF CAPITAL ONE CAPITAL I

                 THIS AMENDED AND RESTATED DECLARATION OF TRUST ("Declaration") dated as of January 31, 1997 among CAPITAL ONE BANK, a Virginia state chartered bank, as Sponsor, THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as the initial Property Trustee and FIRST CHICAGO DELAWARE INC., as the initial Delaware Trustee, not in their individual capacities but solely as Trustees, and the holders, from time to time, of undivided beneficial ownership interests in the assets of the Trust to be issued pursuant to this Declaration.

                 WHEREAS, the Trustees, the Property Trustee and the Sponsor established Capital One Capital I (the "Trust"), a business trust under the Business Trust Act (as defined, together with other capitalized terms, herein) pursuant to a Declaration of Trust dated as of January 31, 1997 (the "Original Declaration") and a Certificate of Trust (the "Certificate of Trust") filed with the Secretary of State of the State of Delaware on January 28, 1997; and

                 WHEREAS, the sole purpose of the Trust shall be to issue and sell certain securities representing undivided beneficial ownership interests in the assets of the Trust, to invest the proceeds from such sales in the Debentures issued by the Debenture Issuer and to engage in only those activities necessary or incidental thereto; and

                 WHEREAS, all of the Trustees and the Sponsor, by this Declaration, amend and restate each and every term and provision of the Original Declaration.

                 NOW, THEREFORE, it being the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Act, the Trustees hereby declare that all assets contributed to the Trust be held in trust for the benefit of the Holders, from time to time, of the Securities representing undivided beneficial ownership interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.


                                   ARTICLE 1

                         INTERPRETATION AND DEFINITIONS

                 Section 1.1  Interpretation and Definitions.

                 Unless the context otherwise requires:

                 (a) capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                 (b) a term defined anywhere in this Declaration has the same meaning throughout;

                 (c) all references to "the Declaration" or "this Declaration" are to this Declaration as modified, supplemented or amended from time to time;

                 (d) all references in this Declaration to Articles and Sections are to Articles and Sections of this Declaration unless otherwise specified;

                 (e) a term defined in the Trust Indenture Act has the same meaning when used in this Declaration unless otherwise defined in this Declaration or unless the context otherwise requires; and

                 (f) a reference to the singular includes the plural and vice versa and a reference to any masculine form of a term shall include the feminine form of a term, as applicable.

                 "Administrators" means each Person appointed pursuant to
Section 6.5, solely in such Person's capacity as Administrator of the Trust created and continued hereunder and not in such Person's individual capacity, or such Administrator's successor in interest in such capacity, or any successor appointed as herein provided.

                 "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

                 "Authorization Certificate" means a written certificate signed by two of the Administrators for the purpose of establishing the terms and form of the Capital Securities and the Common Securities as determined by the Administrators.

                 "Authorized Officer" of a Person means the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the principal financial officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person.

                 "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in Wilmington, Delaware, Richmond, Virginia or New York, New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Property Trustee is closed for business.

                 "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq., as it may be amended from time to time, or any successor legislation.

                 "Capital Security" has the meaning specified in Section 7.1.

                 "Capital Security Beneficial Owner" means, with respect to any beneficial interest in a Global Security, ownership and transfers of which shall be maintained and made through book entries by a Depositary, a Person who is the beneficial owner of such beneficial interest, as reflected on the books of the Depositary, or on the books of a Person maintaining an account with such Depositary (as a direct or indirect participant, in each case in accordance with the rules of such Depositary).

                 "Capital Security Certificate" means a certificate representing a Capital Security.

                 "Cedel" means Cedel Bank, societe anonyme.

                 "Certificate" means a Common Security Certificate or a Capital Security Certificate.

                 "Certificate of Trust" has the meaning specified in the recitals hereto.

                 "Closing Date" means the date or dates on which the Capital Securities are issued and sold.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Declaration, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Declaration containing such reference.

                 "Commission" means the Securities and Exchange Commission.

                 "Common Securities Holder" means Capital One Bank in its capacity as purchaser and holder of all of the Common Securities issued by the Trust.

                 "Common Security" has the meaning specified in Section 7.1

                 "Common Security Certificate" means a definitive certificate in fully registered form representing a Common Security.

                 "Corporate Trust Office" means the office of the Property Trustee at which the corporate trust business of the Property Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Declaration is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126.

                 "Corporation" means Capital One Financial Corporation.

                 "Covered Person" means (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates; and (b) any Holder of Securities.

                 "Custodian" means The First National Bank of Chicago in its capacity as Custodian.

                 "Debenture Issuer" means Capital One Bank in its capacity as issuer of the Debentures under the Indenture.

                 "Debenture Maturity Date" means the date specified pursuant to the terms of the Debentures as the date on which the principal of the Debentures is due and payable, as such date may be shortened pursuant to the terms of the Debentures including any such date resulting from a Maturity Advancement (as defined in the Indenture).

                 "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

                 "Debenture Trustee" means The First National Bank of Chicago, in its capacity as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

                 "Debentures" means the Securities (as defined in the Indenture) to be issued by the Debenture Issuer and to be held by the Property Trustee.

                 "Delaware Trustee" has the meaning set forth in Section 6.2.

                 "Depositary" means, with respect to Securities issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities.

                 "Direct Action"  has the meaning set forth in Section 3.8(e).

                 "Distribution" means a distribution payable to Holders of Securities in accordance with Section 7.2.

                 "DTC" means The Depository Trust Company, the initial
Depositary.

                 "DWAC" means Deposit and Withdrawal At Custodian Service.

                 "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

                 "Fiscal Year" has the meaning set forth in Section 10.1.

                 "Global Security" has the meaning set forth in Section 7.11.

                 "Guarantee" means the guarantee agreement of the Corporation in respect of the Capital Securities and the Common Securities.

                 "Holder" means a Person in whose name a Certificate representing a Security is registered, such Person being a beneficial owner within the meaning of the Business Trust Act; provided, however, that in determining whether the Holders of the requisite liquidation amount of Capital Securities have voted on any matter provided for in this Declaration, then for the purpose of such determination only (and not for any other purpose hereunder), if the Capital Securities remain in the form of one or more Global Securities, the term "Holders" shall mean the holder of the Global Security acting at the direction of the beneficial owners of the Capital Securities.

                 "Indemnified Person" means (a) any Trustee; (b) any Administrator; (c) any Affiliate of any Trustee or any Administrator; (d) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee, any Administrator or any Affiliate thereof; or (e) any officer, employee or agent of the Trust or its Affiliates.

                 "Indenture" means the Indenture dated as of January 31, 1997, between the Debenture Issuer and the Debenture Trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued.

                 "Indenture Event of Default" means an "Event of Default" as defined in the Indenture.

                 "Initial Purchasers" means Lehman Brothers Inc. and J.P. Morgan Securities Inc.

                 "Institutional Accredited Investor" means an institution that is an "accredited investor" as the term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                 "Investment Company" means an investment company as defined in the Investment Company Act and the regulations promulgated thereunder.

                 "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

                 "Investment Company Event" means the receipt by the Trust of an opinion of counsel, rendered by a law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the Closing Date.

                 "Legal Action" has the meaning set forth in Section 3.6(g).

                 "List of Holders" has the meaning specified in Section 2.2(a).

                 "Majority in Liquidation Amount" means, except as provided in the terms of the Capital Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities, voting together as a single class, or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding Common Securities, voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

                 "Non-U.S. Certificate" has the meaning set forth in Section 7.13(c).

                 "Officers' Certificate" means, with respect to any Person (other than Administrators who are natural persons), a certificate signed by two Authorized Officers of such Person on behalf of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:

                 (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                 (b) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (c) a statement as to whether, in the opinion of each such officer and on behalf of such Person, such condition or covenant has been complied with; provided, that the term "Officers' Certificate", when used with reference to Administrators who are natural persons shall mean a certificate signed by two of the Administrators which otherwise satisfies the foregoing requirements.

                 "Paying Agent" has the meaning specified in Section 3.8(h).

                 "Payment Amount" has the meaning specified in Section 7.2(a).

                 "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof or any other entity of whatever nature.

                 "PORTAL"  has the meaning specified in Section 3.6

                 "Private Placement Legend" has the meaning specified in
Section 314 of the Indenture.

                 "Property Account" has the meaning specified in Section
3.8(c).

                 "Property Trustee" means the Trustee meeting the eligibility requirements set forth in Section 6.3.

                 "Pro Rata" means pro rata to each Holder of Securities according to the aggregate liquidation amount of the Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Securities outstanding.

                 "Qualified Institutional Buyer" or "QIB" has the meaning specified in Rule 144A under the Securities Act.

                 "Quorum" means a majority of the Regular Trustees or, if there are only two Regular Trustees, both of them.

                 "Redemption Price" has the meaning specified in Section
7.3(a).

                 "Regulation S" means Regulation S under the Securities Act and any successor regulation thereto.

                 "Regulation S Certificate" shall have the meaning set forth in
Section 7.2.
                 "Regulation S Global Security" means any Global Security or Securities evidencing Securities that are to be traded pursuant to Regulation S.

                 "Regulation S Permanent Security" shall have the meaning set forth in Section 7.2.

                 "Regulation S Temporary Security" shall have the meaning set forth in Section 7.2.

                 "Regulatory Capital Event" means that the Bank shall have reasonably determined that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve Board or (b) any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or action or decision is announced on or after the date of original issuance of the Capital Securities, there is more than an insubstantial risk that the Bank will not be entitled to treat an amount equal to the liquidation amount of the Capital Securities as either Tier 1 capital (or its then equivalent) or Tier 2 capital (or its then equivalent), provided, however, that the distribution of the Debentures in connection with the liquidation of the Trust by the Bank shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event or an Investment Company Event.

                 "Related Party" means, with respect to the Sponsor, any direct or wholly owned subsidiary of the Sponsor or any Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Sponsor.

                 "Release Date" shall have the meaning set forth in Section
7.2.

                 "Responsible Officer", when used with respect to the Property Trustee, means any officer within the Corporate Trust Office, including any Vice-President, any Assistant Vice-President, the Secretary, any Assistant Secretary or any other officer of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                 "Restricted Global Security" means any Global Security or Securities evidencing Securities that are to be sold pursuant to Rule 144A.

                 "Restricted Period" shall mean the period prior to or on the fortieth day after the later of the commencement of the offering of the Capital Securities and the Closing Date.

                 "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act.

                 "Rule 144A" means Rule 144A under the Securities Act.

                 "Rule 3a-7" means Rule 3a-7 under the Investment Company Act or any successor rule thereunder.

                 "Securities" means the Common Securities and the Capital Securities.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

                 "Special Event" means a Tax Event, a Regulatory Capital Event or an Investment Company Event.

                 "Sponsor" means Capital One Bank, a Virginia state chartered bank, or any successor entity in a merger, consolidation or amalgamation, in its capacity as sponsor of the Trust.

                 "Successor Delaware Trustee" has the meaning specified in
Section 6.6(b).

                 "Successor Entity" has the meaning specified in Section 3.15(b)(i).

                 "Successor Property Trustee" has the meaning specified in
Section 6.6(b).

                 "Successor Security" has the meaning specified in Section 3.15(b)(i)b.

                 "Super Majority" has the meaning set forth in Section
2.6(a)(ii).

                 "Tax Event" means the receipt by the Debenture Issuer of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is adopted or which proposed change, pronouncement or decision is announced or which action is taken on or after the Closing Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to the United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Debenture Issuer on such Debentures is not, or within 90 days of the date of such opinion, will not be deductible by the Debenture Issuer, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                 "Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                 "Trust Enforcement Event" in respect of the Securities means an Indenture Event of Default has occurred and is continuing in respect of the Debentures.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

                 "Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

                 "25% in Liquidation Amount" means, except as provided in the terms of the Capital Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities, voting together as a single class, or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding Common Securities, voting separately as a class, who are the record owners of 10% or more of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.


                                   ARTICLE 2

                              TRUST INDENTURE ACT

                 Section 2.1  Trust Indenture Act; Application.

                 (a) This Declaration is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration and shall, to the extent applicable, be governed by such provisions.

                 (b) The Property Trustee shall be the only Trustee which is a Trustee for the purposes of the Trust Indenture Act.

                 (c) If and to the extent that any provision of this Declaration conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                 (d) The application of the Trust Indenture Act to this Declaration shall not affect the Trust's classification as a grantor trust for United States federal income tax purposes and shall not affect the nature of the Securities as equity securities representing undivided beneficial ownership interests in the assets of the Trust.

                 Section 2.2  Lists of Holders of Securities.

                 (a) Each of the Sponsor and the Administrators on behalf of the Trust shall provide the Property Trustee with a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders of the Securities ("List of Holders"), (i) quarterly, not later than January 15, April 15, July 15 and October 15 of each year and current as of such date, and (ii) at any other time, within 30 days of receipt by the Trust of a written request from the Property Trustee for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Property Trustee; provided that neither the Sponsor nor the Regular Trustees on behalf of the Trust shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by the Sponsor and the Regular Trustees on behalf of the Trust. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity), provided that the Property Trustee may, but shall not be obligated to, destroy any List of Holders previously given to it on receipt of a new List of Holders.

                 (b) The Property Trustee shall comply with its obligations under, and shall be entitled to the benefits of, Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

                 Section 2.3  Reports by the Property Trustee.

                 Within 60 days after May 15 of each year (commencing in the year of the first anniversary of the issuance of the Capital Securities), the Property Trustee shall provide to the Holders of the Capital Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

                 Section 2.4  Periodic Reports to the Property Trustee.

                 Each of the Sponsor and the Administrators on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act and an Officer's Certificate as to its compliance with all conditions and covenants under this Declaration on an annual basis on or before 120 days after the end of each fiscal year of the Sponsor.

                 Section 2.5  Evidence of Compliance with Conditions Precedent.

                 Each of the Sponsor and the Administrators on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Declaration that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) shall be given in the form of an Officers' Certificate.

                 Section 2.6  Trust Enforcement Events; Waiver.

                 (a) The Holders of a Majority in Liquidation Amount of the Capital Securities may, by vote or written consent, on behalf of the Holders of all of the Capital Securities, waive any past Trust Enforcement Event in respect of the Capital Securities and its consequences, provided that, if the underlying Indenture Event of Default:

                 (i) is not waivable under the Indenture, the Trust Enforcement Event under the Declaration shall also not be waivable; or

                 (ii) requires the consent or vote of greater than a majority in principal amount of the holders of the Debentures (a "Super Majority") to be waived under the Indenture, the Trust Enforcement Event under the Declaration may only be waived by the vote or written consent of the Holders of at least the proportion in liquidation amount of the Capital Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding.

                 The foregoing provisions of this Section 2.6(a) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any Trust Enforcement Event with respect to the Capital Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration and the Capital Securities, but no such waiver shall extend to any subsequent or other Trust Enforcement Event with respect to the Capital Securities or impair any right consequent thereon. Any waiver by the Holders of the Capital Securities of a Trust Enforcement Event with respect to the Capital Securities shall also be deemed to constitute a waiver by the Holders of the

Common Securities of any such Trust Enforcement Event with respect to the Common Securities for all purposes of this Declaration without any further act, vote, or consent of the Holders of the Common Securities.

                 (b) The Holders of a Majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding of any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee, including the right to direct the Property Trustee to exercise the remedies available to it as Holder of the Debentures.

                 (c) The Holders of a Majority in Liquidation Amount of the Common Securities may, by vote or written consent, on behalf of the Holders of all of the Common Securities, waive any past Trust Enforcement Event in respect of the Common Securities and its consequences, provided that, if the underlying Indenture Event of Default:

                 (i) is not waivable under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Trust Enforcement Event under the Declaration as provided below in this Section 2.6(c), the Trust Enforcement Event under the Declaration shall also not be waivable; or

                 (ii) requires the consent or vote of a Super Majority to be waived under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Trust Enforcement Event under the Declaration as provided below in this Section 2.6(c), the Trust Enforcement Event under the Declaration may only be waived by the vote or written consent of the Holders of at least the proportion in liquidation amount of the Common Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding;

provided further, each Holder of Common Securities will be deemed to have waived any Trust Enforcement Event and all Trust Enforcement Events with respect to the Common Securities and the consequences thereof until all Trust Enforcement Events with respect to the Capital Securities have been cured, waived or otherwise eliminated, and until such Trust Enforcement Events with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Capital Securities and only the Holders of the Capital Securities will have the right to direct the Property Trustee in accordance with the terms of the Securities. The foregoing provisions of this Section 2.6(c) shall be in lieu of Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(c), upon such waiver, any such default shall cease to exist and any Trust Enforcement Event with respect to the Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other Trust Enforcement Event with respect to the Common Securities or impair any right consequent thereon.

                 (d) A waiver of an Indenture Event of Default by the Property Trustee at the direction of the Holders of the Capital Securities constitutes a waiver of the corresponding Trust Enforcement Event with respect to the Capital Securities under this Declaration. The foregoing provisions of this Section 2.6(d) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act.

                 Section 2.7  Trust Enforcement Event; Notice.

                 (a) The Property Trustee shall, within 90 days after the occurrence of a Trust Enforcement Event actually known to a Responsible Officer of the Property Trustee, transmit by mail, first class postage prepaid, to the Holders of the Securities, notices of all such defaults with respect to the Securities unless such defaults have been cured before the giving of such notice (the term "defaults" for the purposes of this Section 2.7(a) being hereby defined to be an Indenture Event of Default, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein); provided that, except for a default in the payment of principal of (or premium, if any) or interest on any of the Debentures, the Property Trustee shall be fully protected in withholding such notice if and so long as a Responsible Officer of the Property Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

                 (b) The Property Trustee shall not be deemed to have knowledge of any default except:

                 (i) a default under Sections 501(1) and 501(2) of the Indenture; or

                 (ii) any default as to which the Property Trustee shall have received written notice or of which a Responsible Officer of the Property Trustee charged with the administration of this Declaration shall have actual knowledge.


                                   ARTICLE 3

                                  ORGANIZATION

                 Section 3.1  Name and Organization.

                 The Trust hereby continued is named "Capital One Capital I" as such name may be modified from time to time by the Administrators following written notice to the Holders of Securities and the Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.

                 Section 3.2  Office.

                 The address of the principal executive office of the Trust is 2980 Fairview Park Drive, Suite 1300, Falls Church, Virginia 22042-4525. On 10 Business Days' written notice to the Holders of Securities and the Trustees, the Administrators may designate another principal office.

                 Section 3.3  Purpose.

                 The exclusive purposes and functions of the Trust are (a) to issue and sell the Securities and use the gross proceeds from such sale to acquire the Debentures, and (b) except as otherwise limited herein, to engage in only those other activities necessary or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, mortgage, pledge any of its assets or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified as a grantor trust for United States federal income tax purposes.

                 By the acceptance of this Trust, none of the Trustees, the Administrators, the Sponsor, the Holders of the Capital Securities or Common Securities or the Capital Security Beneficial Owners will take any position which is contrary to the classification of the Trust as a grantor trust for United States federal income tax purposes.

                 Section 3.4  Authority.

                 The Sponsor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the trust property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Holders of the Securities. The Administrators shall have only those ministerial duties set forth herein with respect to accomplishing the purposes of the Trust and shall not be trustees or fiduciaries with respect to the Trust or the Holders of the Securities. The Property Trustee shall have the right, but shall not be obligated except as provided in Section 3.8(i), to perform those duties assigned to the Administrators. An action taken by the Administrators in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

                 (a) Except as expressly set forth in this Declaration and except if a meeting of the Administrators is called with respect to any matter over which the Administrators have power to act, any power of the Administrators may be exercised by, or with the consent of, any one such Administrator.

                 (b) Unless otherwise determined by the Administrators, and except as otherwise required by the Business Trust Act or applicable law, any Administrator is authorized to execute on behalf of the Trust any documents which the Administrators have the power and authority to cause the Trust to execute pursuant to Section 3.6(b); and

                 (c) An Administrator may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Administrators have power and authority to cause the Trust to execute pursuant to Section 3.6.

                 (d) Notwithstanding anything herein to the contrary, the Administrators and the Property Trustee are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act, or fail to be classified as a grantor trust for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Debenture Issuer for United States Federal income tax purposes. In this connection, the Administrators, the Property Trustee and the Holders of a Majority in Liquidation Amount of Common Securities are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Declaration, that each of any Administrator, the Property Trustee and the Holders of a Majority in Liquidation Amount of Common Securities determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the holders of the Capital Securities.

                 Section 3.5  Title to Property of the Trust.

                 Except as provided in Section 3.8 with respect to the Debentures and the Property Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial ownership interest in the assets of the Trust.

                 Section 3.6  Powers and Duties of the Administrators.

                 The Administrators shall have the power, duty and authority to cause the Trust to engage in the following activities, subject to the limitations and restrictions of applicable laws:

                 (a) to establish the terms and form of the Capital Securities and the Common Securities in the manner specified in Section 7.1 and issue and sell the Capital Securities and the Common Securities in accordance with this Declaration; provided, that there shall be no interests in the Trust other than the Securities, and no more than one series of Common Securities and one series of Capital Securities;

                 (b) in connection with the issue and sale of the Capital Securities, at the direction of the Sponsor, to:

                 (i) execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary, in order to qualify or register all or part of the Capital Securities in any State in which the Sponsor has determined to qualify or register such Capital Securities for sale;

                 (ii) execute and file an application, prepared by the Sponsor, to the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market and if and at such time determined by the Sponsor, to The New York Stock Exchange, Inc. or any other national stock exchange or the Nasdaq Stock Market's National Market for listing upon notice of issuance of any Capital Securities; and

                 (iii) execute and deliver letters or documents to, or instruments with, DTC relating to the Capital Securities.

                 (c) to acquire the Debentures with the proceeds of the sale of the Capital Securities and the Common Securities; provided, however, that the Administrators shall cause legal title to the Debentures to be held of record in the name of the Property Trustee for the benefit of the Holders of the Capital Securities and the Holders of the Common Securities;

                 (d) to give the Sponsor and the Property Trustee prompt written notice of the occurrence of a Special Event; provided that the Administrators shall consult with the Sponsor and the Property Trustee before taking or refraining from taking any action in relation to any such Special Event;

                 (e) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Capital Securities and Holders of Common Securities as to such actions and applicable record dates;

                 (f) to take all actions and perform such duties as may be required of the Administrators pursuant to the terms of this Declaration and the Securities;

                 (g) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless pursuant to Section 3.8(e), the Property Trustee has the exclusive power to bring such Legal Action;

                 (h) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors and consultants to conduct only those services that the Administrators have authority to conduct directly, and to and pay reasonable compensation for such services;

                 (i) to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

                 (j) to consent to the appointment of a registrar, paying agent and transfer agent for the Securities which consent shall not be unreasonably withheld;

                 (k) to give prompt written notice to the Holders of the Securities of any notice received from the Debenture Issuer of its election to defer payments of interest on the Debentures by extending the interest payment period under the Debentures as authorized by the Indenture;

                 (l) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Capital Securities or to enable the Trust to effect the purposes for which the Trust was created;

                 (m) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Regular Trustees, on behalf of the Trust;

                 (n) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing; and

                 (o) No provision of this Declaration shall be construed to relieve an Administrator from liability for his own negligent action, his own negligent failure to act, or his own willful misconduct, except that:

                 (i) prior to the occurrence of a Trust Enforcement Event and after the curing or waiving of such Trust Enforcement Event that may have occurred:

                          (A)     the duties and obligations of the
                                  Administrators shall be determined solely by the express provisions of this Declaration and the Administrators shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration, and no implied covenants or obligations shall be read into this Declaration against the Administrators; and

                          (B) in the absence of bad faith on the part of an Administrator, such Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such Administrator and conforming to the requirements of this Declaration; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to such Administrator, such Administrator shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration;

                 (ii) an Administrator shall not be liable for any error of judgment made in good faith unless it shall be proved that such Administrator was negligent in ascertaining the pertinent facts;

                 (iii) no provision of this Declaration shall require an Administrator to expend or risk his own funds or otherwise incur personal financial liability in the performance of any of his duties or in the exercise of any of his rights or powers, if he shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to him under the terms of this Declaration or indemnity reasonably satisfactory to such Administrator against such risk or liability is not reasonably assured to him;

                 (iv) an Administrator shall not be responsible for monitoring the compliance by the Property Trustee or the Sponsor with their respective duties under this Declaration, nor shall such Administrator be liable for any default or misconduct of the Property Trustee or the Sponsor;

                 (v) an Administrator may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by him to be genuine and to have been signed, sent or presented by the proper party or parties;

                 (vi) an Administrator shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof;

                 (vii) the Administrators may consult with counsel or other experts of their selection and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by them hereunder in good faith and in accordance with such advice or opinion, such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees. The Administrators shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

                 (viii) the Administrators shall be under no obligation to exercise any of the rights or powers vested in them by this Declaration at the request or direction of any Holder, unless such Holder shall have provided to the Administrators security and indemnity, reasonably satisfactory to the Administrators, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by them in complying with such request or direction, including such reasonable advances as may be requested by them;

                 (ix) an Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but he, in his discretion, may make such further inquiry or investigation into such facts or matters as he may see fit;

                 (x) an Administrator may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and such Administrator shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by him hereunder;

                 (xi) any action taken by an Administrator or his agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of such Administrator or his agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of such Administrator to so act or as to his compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by such Administrator's or his agent's taking such action;

                 (xii) except as otherwise expressly provided by this Declaration, an Administrator shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration; and

                 (xiii) an Administrator shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Declaration.

                 The Administrators shall exercise the powers set forth in this
Section 3.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3 and subject to the limitations and restrictions of applicable law, and the Administrators shall have no power to, and shall not, take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.3 or that is inconsistent with or in contravention of any applicable law.

                 Subject to this Section 3.6, the Administrators shall have none of the powers or the authority of the Property Trustee set forth in
Section 3.8.

                 Any expenses incurred by the Regular Trustees pursuant to this
Section 3.6 shall be reimbursed by the Debenture Issuer.

                 Section 3.7 Prohibition of Actions by the Trust and the Trustees.

                 (a) The Trust shall not, and the Trustees (including the Property Trustee) shall cause the Trust not to, engage in any activity other than as required or authorized by this Declaration. In particular, the Trust shall not and the Trustees (including the Property Trustee) shall cause the Trust not to:

                 (i) invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders of Securities pursuant to the terms of this Declaration and of the Securities;

                 (ii) acquire any assets other than the Debentures (and any interest or proceeds received thereon) and the Guarantee (and the proceeds received thereon or with respect thereto);

                 (iii) possess Trust property for other than a Trust purpose;

                 (iv)     make any loans or incur any indebtedness;

                 (v) possess any power or otherwise act in such a way as to vary the Trust assets;

                 (vi) possess any power or otherwise act in such a way as to vary the terms of the Securities in any way whatsoever (except to the extent expressly authorized in this Declaration or by the terms of the Securities);

                 (vii) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities; or

                 (viii) other than as provided in this Declaration or by the terms of the Securities, (A) direct the time, method and place of exercising any trust or power conferred upon the Debenture Trustee with respect to the Debentures, (B) waive any past default that is waivable under the Indenture, (C) exercise any right to rescind or annul any declaration that the principal of all the Debentures shall be due and payable, or (D) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required unless, in each case, the Trust shall have received
                          (A) the prior approval of the Majority in Liquidation Amount of the Capital Securities; provided, however, that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate liquidation amount of Debentures affected thereby, only the Holders of the percentage of the aggregate stated liquidation amount of the Capital Securities which is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent to take such action and (B) an opinion of counsel to the effect that such modification will not cause more than an insubstantial risk that the Trust will be deemed an Investment Company required to be registered under the Investment Company Act, or the Trust will not be classified as a grantor trust for United States federal income tax purposes; or

                 (ix) take any action inconsistent with the status of the Trust as a grantor trust for United States federal income tax purposes; or

                 (x) revoke any action previously authorized or approved by a vote of the Holders of the Capital Securities except pursuant to a subsequent vote of the Holders of the Capital Securities.

                 Section 3.8  Powers and Duties of the Property Trustee.

                 As among the Trustees and the Administrators, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                 (a) The legal title to the Debentures shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Trust and the Holders of the Securities. The right, title and interest of the Property Trustee to the Debentures shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with
Section 6.6. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.

                 (b) The Property Trustee shall not transfer its right, title and interest in the Debentures to the Administrators or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

                 (c)      The Property Trustee shall:

                 (i) establish and maintain a segregated non-interest bearing trust account (the "Property Account") in the name of and under the exclusive control of the Property Trustee on behalf of the Holders of the Securities and, upon the receipt of payments of funds made in respect of the Debentures held by the Property Trustee, deposit such funds into the Property Account and make payments to the Holders of the Capital Securities and Holders of the Common Securities from the Property Account in accordance with Section 7.2. Funds in the Property Account shall be held uninvested until disbursed in accordance with this Declaration. The Property Account shall be an account that is maintained with a banking institution the rating on whose long-term unsecured indebtedness is at least equal to the rating assigned to the Capital Securities by a "nationally recognized statistical rating organization", as that term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                 (ii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Capital Securities and the Common Securities to the extent the Debentures are redeemed or mature; and

                 (iii) upon written notice of distribution issued by the Regular Trustees in accordance with the terms of the Securities, engage in such ministerial activities as so directed and as shall be necessary or appropriate to effect the distribution of the Debentures to Holders of Securities upon the occurrence of a Special Event.

                 (d) The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of this Declaration and the Securities.

                 (e) The Property Trustee shall take any Legal Action which arises out of or in connection with a Trust Enforcement Event of which a Responsible Officer of the Property Trustee has actual knowledge or the Property Trustee's duties and obligations under this Declaration or the Trust Indenture Act; provided, however, that if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal (or premium, if any) on the Debentures on the date such interest or principal (or premium, if any) is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of Capital Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of (or premium, if any) or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Security of such

Holder (a "Direct Action"), on or after the respective due date specified in the Debentures. In connection with such Direct Action, the rights of the Holders of the Common Securities will be subrogated to the rights of such Holder of Capital Securities to the extent of any payment made by the Debenture Issuer to such Holder of Capital Securities in such Direct Action; provided, however, that no Holder of the Common Securities may exercise any such right of subrogation so long as an Trust Enforcement Event with respect to the Capital Securities has occurred and is continuing. Except as provided in the preceding sentences, the Holders of Capital Securities will not be able to exercise directly any other remedy available to the Holders of the Debentures.

                 (f) The Property Trustee shall continue to serve as a Trustee until either:

                 (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of Securities pursuant to the terms of the Securities;

                 (ii) a Successor Property Trustee has been appointed and has accepted that appointment in accordance with
                          Section 6.6; or

                 (iii) the Property Trustee has resigned in accordance with Section 6.6.

                 (g) Subject to such limitations as are necessary to insure compliance with Section 3.3, the Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of Debentures under the Indenture and, if a Trust Enforcement Event actually known to a Responsible Officer of the Property Trustee occurs and is continuing, the Property Trustee shall, for the benefit of Holders of the Securities, enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to the terms of such Securities.

                 (h) The Property Trustee may authorize one or more Persons (each, a "Paying Agent") to pay Distributions, redemption payments or liquidation payments on behalf of the Trust with respect to all Securities and any such Paying Agent shall comply with Section 317(b) of the Trust Indenture Act. Any Paying Agent may be removed by the Property Trustee at any time and a successor Paying Agent or additional Paying Agents may be appointed at any time by the Property Trustee. In the event the Capital Securities do not remain in the form of one or more Global Securities, the Property Trustee will act as Paying Agent. The Property Trustee may designate additional or substitute Paying Agents at any time.

                 (i) The Property Trustee shall have the power and authority to act with respect to any of the duties, liabilities, powers or the authority of the Administrators set forth in Sections 3.6(e), (k) or (l) herein, but shall not have a duty to do any such act unless specifically directed to do so in writing by the Sponsor and then shall be fully protected in acting pursuant to such direction; and in the event of a conflict between the action of the Administrators and the action of the Property Trustee, the action of the Property Trustee shall prevail.

                 The Property Trustee shall exercise the powers set forth in this Section 3.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3 and subject to the limitations and restrictions of applicable law, and the Property Trustee shall have no power to, and shall not, take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

                 Section 3.9 Certain Duties and Responsibilities of the Property Trustee.

                 (a) The Property Trustee, before the occurrence of any Trust Enforcement Event and after the curing of all Trust Enforcement Events that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this Declaration against the Property Trustee. In case a Trust Enforcement Event has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer of the Property Trustee has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                 (b) No provision of this Declaration shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                 (i) prior to the occurrence of a Trust Enforcement Event and after the curing or waiving of all such Trust Enforcement Events that may have occurred:

                          a. the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Declaration and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration, and no implied covenants or obligations shall be read into this Declaration against the Property Trustee; and

                          b. in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Declaration; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Declaration;

                 (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                 (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it without negligence, in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration;

                 (iv) no provision of this Declaration shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Declaration or indemnity reasonably satisfactory to the Property Trustee against such risk or liability is not reasonably assured to it;

                 (v) the Property Trustee's sole duty with respect to the custody, safe-keeping and physical preservation of the Debentures and the Property Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration and the Trust Indenture Act;

                 (vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Debentures or the payment of any taxes or assessments levied thereon or in connection therewith;

                 (vii) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Sponsor in writing. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Property Account maintained by the

                          Property Trustee pursuant to Section 3.8(c)(i) and except to the extent otherwise required by law;

                 (viii) the Property Trustee shall not be responsible for monitoring the compliance by the Administrators or the Sponsor with their respective duties under this Declaration, nor shall the Property Trustee be liable for any default or misconduct of the Administrators or the Sponsor; and

                 (ix) The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Debenture Issuer.

                 Section 3.10  Certain Rights of Property Trustee.

                 (a)      Subject to the provisions of Section 3.9:

                 (i) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                 (ii) any direction or act of the Sponsor or the Administrators contemplated by this Declaration shall be sufficiently evidenced by an Officers' Certificate (or, with respect to the establishment of the terms and form of the Securities by the Administrators, by an Authorization Certificate);

                 (iii) whenever in the administration of this Declaration, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers'

                          Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Administrators;

                 (iv) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof;

                 (v) the Property Trustee may consult with counsel of its choice or other experts and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion, such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees. The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

                 (vi) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder, unless such Holder shall have provided to the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Property Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Property Trustee; provided that, nothing contained in this Section 3.10(a) shall be taken to relieve the Property Trustee, upon the occurrence of an Indenture Event of Default, of its obligation to exercise the rights and powers vested in it by this Declaration;

                 (vii) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                 (viii) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                 (ix) any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Property Trustee's or its agent's taking such action;

                 (x) whenever in the administration of this Declaration the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders of the Securities, the Administrators or the Sponsor which instructions may only be given by the Holders of the same proportion in liquidation amount of the Securities as would be entitled to direct the Property Trustee under the terms of the Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions;

                 (xi) if no Trust Enforcement Event has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in their Declaration or is unsure of the application of any provision of their Declaration, and the matter is not one on which Holders of Capital Securities are entitled under the Declaration to vote, then the Property Trustee may, but shall be under no duty to, take such action as is directed by the Sponsor and will have no liability except for its own bad faith, negligence or willful misconduct;

                 (xii) except as otherwise expressly provided by this Declaration, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration;

                 (xiii) the Property Trustee shall not be liable for any action taken, suffered or omitted to be taken by it without negligence, in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Declaration; and

                 (xiv) the Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

                 (b) No provision of this Declaration shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

                 Section 3.11  Delaware Trustee.

                 Notwithstanding any other provision of this Declaration other than Section 6.2, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Administrators, the Property Trustee or the Trustees, generally (except as may be required by the Business Trust Act) described in this Declaration. Except as set forth in Section 6.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act.

                 Section 3.12  Execution of Documents.

                 Unless otherwise determined by the Property Trustee or the Holders of a Majority in Liquidation Amount of the outstanding Capital Securities or the Holders of a Majority in Liquidation Amount of the outstanding Common Securities or as otherwise required by the Business Trust Act or the Trust Indenture Act, and except as otherwise required by the Business Trust Act, any Administrator is authorized to execute on behalf of the Trust any documents that the Regular Trustees have the power and authority to execute pursuant to Section 3.6.

                 Section 3.13 Not Responsible for Recitals or Issuance of Securities.

                 The recitals contained in this Declaration and the Securities shall be taken as the statements of the Sponsor, and the Trustees and the Administrators do not assume any responsibility for their correctness. The Trustees and the Administrators make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees and the Administrators make no representations as to the validity or sufficiency of this Declaration, the Securities, the Debentures or the Indenture.

                 Section 3.14  Duration of Trust.

                 The Trust shall exist until terminated pursuant to the provisions of Article 8 hereof.

                 Section 3.15  Mergers.

                 (a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described in Section 3.15(b) and (c).

                 (b) The Trust may, at the request of the Holders of the Common Securities, and with the consent of the Holders of a Majority in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties substantially as an entirety to a trust organized as such under the laws of any State; provided that:

                 (i) if the Trust is not the successor, such successor entity (the "Successor Entity") either:

                          a. expressly assumes all of the obligations of the Trust under the Securities; or

                          b. substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank with respect to Distributions and payments upon liquidation, redemption and otherwise;

                 (ii) if the Trust is not the successor entity, the Property Trustee expressly appoints a trustee of such Successor Entity that possesses substantially the same powers and duties as the Property Trustee as the holder of the Debentures;

                 (iii) the Capital Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with any other organization on which the Capital Securities are then listed or quoted, if any;

                 (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

                 (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect;

                 (vi) such Successor Entity has a purpose substantially identical to that of the Trust;

                 (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease the Trust has received an opinion of independent counsel to the Trust experienced in such matters to the effect that:

                          a. such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect;

                          b. following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither the Trust nor the

                                  Successor Entity will be required to register as an Investment Company; and

                          c. following such merger, consolidation, amalgamation or replacement, the Trust (or the Successor Entity) will continue to be classified as a grantor trust for United States federal income tax purposes;

                 (viii) the Sponsor or any permitted successor or assignee owns all of the Common Securities the Corporation or any permitted successor or assignee and guarantees the obligations of such Successor Entity under the Successor Securities at least to the extent provided by the Guarantee; and

                 (ix) such Successor Entity expressly assumes all of the obligations of the Trust with respect to the Trustees.

                 (c) Notwithstanding Section 3.15(b), the Trust shall not, except with the consent of Holders of 100% in liquidation amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes and each Holder of the Securities not to be treated as owning an undivided beneficial ownership interest in the Debentures.

                 Section 3.16  Property Trustee May File Proofs of Claim.

                 In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the

Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

                 (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Securities (or, if the Securities are original issue discount Securities, such portion of the liquidation amount as may be specified in the terms of such Securities) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                 (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

                 Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

                                   ARTICLE 4

                                    SPONSOR

                 Section 4.1  Responsibilities of the Sponsor.

                 In connection with the issue and sale of the Capital Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities:

                 (a) to determine the States in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States;

                 (b) to prepare for filing and cause the filing by the Trust, as may be appropriate, of an application to the PORTAL, The New York Stock Exchange, Inc. or any other national stock exchange or the Nasdaq National Market for listing or quotation upon notice of issuance of any Capital Securities;

                 (c) to negotiate the terms of and execute and deliver a purchase agreement and other related agreements providing for the sale of the Capital Securities to the Initial Purchasers; and

                 (d) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

                 Section 4.2 Compensation, Indemnification and Expenses of the Trustee.

                 Pursuant to Sections 607 and 1009 of the Indenture, the Sponsor, in its capacity as Debenture Issuer, agrees:

                 (1) to pay to the Trustees from time to time such compensation as the Debenture Issuer and the Trustees shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) to reimburse the Trustees upon their request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of the Indenture (including the compensation and the expenses and disbursements of its agent and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) to indemnify the Property Trustee and the Delaware Trustee and their respective officers, directors, employees and authorized agents for, and to hold each of them harmless against, any loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of any Trustee) incurred without negligence or bad faith on the part of the Property Trustee, the Delaware Trustee or their respective officers, directors, employees and authorized agents, as the case may be, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending any of them against any claim or liability in connection with the exercise or performance of any of their respective powers or duties hereunder; the provisions of this Section 4.2 shall survive the resignation or removal of the Delaware Trustee or the Property Trustee or the termination of this Declaration.


                                   ARTICLE 5

                         TRUST COMMON SECURITIES HOLDER

                 Section 5.1  Debenture Issuer's Purchase of Common Securities.

                 On the Closing Date the Debenture Issuer will purchase all of the Common Securities issued by the Trust, for an amount at least equal to 3% of the capital of the Trust, at the same time as the Capital Securities are sold.


                 Section 5.2  Covenants of the Common Securities Holder.

                 For so long as the Capital Securities remain outstanding, the Common Securities Holder will covenant (i) to maintain directly or indirectly 100% ownership of the Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by this Declaration, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an investment company for purposes of the Investment Company Act, and (iv) to take no action which would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.


                                   ARTICLE 6

                                    TRUSTEES

                 Section 6.1  Number of Trustees.

                 The number of Trustees initially shall be two (2). The Property Trustee and the Delaware Trustee may be the same Person, in which case the number of Trustees may be one (1).

                 Section 6.2  Delaware Trustee.

                 If required by the Business Trust Act, one Trustee (the "Delaware Trustee") shall be:

                 (a) a natural person who is a resident of the State of Delaware; or

                 (b) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law,

provided that, if the Property Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee shall also be the Delaware Trustee and Section 3.11 shall have no application.

                 Section 6.3  Property Trustee; Eligibility.

                 (a) There shall at all times be one Trustee which shall act as Property Trustee which shall:

                 (i) not be an Affiliate of the Sponsor or any Person involved in the organization or operation of the Sponsor;

                 (ii) not offer or provide credit or credit enhancement to the Trust; and

                 (iii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust owners, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 6.3(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                 (b) If at any time the Property Trustee shall cease to be eligible to so act under Section 6.3(a), the Property Trustee shall promptly resign in the manner and with the effect set forth in Section 6.6(c).

                 (c) If the Property Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee and the Holder of the Common Securities (as if it were the Obliger referred to in Section 310(b) of the Trust Indenture
Act) shall in all respects
comply with the provisions of Section 310(b) of the Trust Indenture Act.

                 (d) The Guarantee, the Indenture, the Debentures and the Securities shall be deemed to be specifically described in this Declaration for purposes of clause (i) of the first provision contained in Section 310(b) of the Trust Indenture Act.

                 Section 6.4  Qualifications of Administrators and   Delaware
Trustee Generally.

                 Each Administrator and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

                 Section 6.5  Appointment of Administrators.

                 (a) The Administrators shall be appointed by the Holder of Common Securities and may be removed by the Holder of Common Securities at any time. If at any time there is no Administrator, the Property Trustee or any Holder who has been a Holder of Trust Securities for at least six months may petition any court of competent jurisdiction for the appointment of one or more Administrators.

                 (b) Whenever a vacancy in the manner of Administrators shall occur, until such vacancy is filled by the appointment of an Administrator in accordance with this Section 6.5, the Administrators in office, regardless of their number (and notwithstanding any other provision of this Declaration), shall have all the powers granted to the Administrators and shall discharge all the duties imposed upon the Administrators by this Declaration.

                 Notwithstanding the foregoing or any other provision of this Declaration, in the event any Administrator who is a natural person dies or becomes, in the opinion of the Holder of Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the unanimous act of the remaining Administrators if there were at least two of them prior to such vacancy (with the successor in each case being a Person who satisfies the eligibility requirement for Administrators set forth in Section 6.4).

                 The initial Administrators shall be:

                 Susanna Tisa, Scott DeVine and Murray Abrams, the business address of all of whom is c/o Capital One Bank, 2980 Fairview Park Drive, Suite 1300, Falls Church, Virginia 22042.

                 Section 6.6  Appointment, Removal and Resignation of Trustees.

                 (a) Subject to Section 6.6(b), Trustees may be appointed or removed without cause at any time except, if a Trust Enforcement Event has occurred and is continuing:

                 (i) until the issuance of any Securities, by written instrument executed by the Sponsor; and

                 (ii) after the issuance of any Securities, by vote of the Holders of a Majority in Liquidation Amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities.

                 (b) The Trustee that acts as Property Trustee shall not be removed in accordance with Section 6.6(a) until a successor Trustee possessing the qualifications to act as Property Trustee under Section 3.8(h) (a "Successor Property Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the Administrators and the Sponsor. The Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 6.6(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections 6.2 and 6.4 (a "Successor Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Administrators and the Sponsor.

                 (c) A Trustee appointed to office shall hold office until his or its successor shall have been appointed, until his death or its dissolution or until his or its removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

                 (i) No such resignation of the Trustee that acts as the Property Trustee shall be effective:

                          a. until a Successor Property Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Property Trustee and delivered to the Trust, the Sponsor and the resigning Property Trustee; or

                          b. until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the holders of the Securities; and

                 (ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee.

                 (d) The Holders of the Common Securities shall use their best efforts to promptly appoint a Successor Delaware Trustee or Successor Property Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 6.6.

                 (e) If no Successor Property Trustee or Successor Delaware Trustee, as the case may be, shall have been appointed and accepted appointment as provided in this Section 6.6 within 30 days after delivery to the Sponsor and the Trust of an instrument of resignation or removal, the resigning or removed Property Trustee or Delaware Trustee, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee, as applicable. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

                 (f) No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.

                 (g) Upon the resignation or removal of the Property Trustee, such Property Trustee shall be paid all amounts due and owing.

                 Section 6.7  Vacancies among Trustees.

                 If a Trustee ceases to hold office for any reason a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Section 6.6.

                 Section 6.8  Effect of Vacancies.

                 The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust.

                 Section 6.9  Delegation of Power.

                 (a) Any Administrator may, by power of attorney consistent with applicable law, delegate to any natural person over the age of 21 his, her or its power for the purpose of executing any documents contemplated in Section 3.6, including making governmental filings.

                 (b) The Administrators shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrators or otherwise as the Administrator may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

                 Section 6.10 Merger, Conversion, Consolidation or Succession to Business.

                 Any corporation into which the Property Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any corporation resulting from an merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Property Trustee or the Delaware Trustee, as the case may be, hereunder, provided such corporation shall be otherwise qualified and eligible under this Article without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                   ARTICLE 7

                                 THE SECURITIES

                 Section 7.1  General Provisions Regarding Securities.

                 (a) The Administrators shall on behalf of the Trust issue a class of capital securities representing undivided beneficial ownership interests in the assets of the Trust (the "Capital Securities"), and one class of common securities representing undivided beneficial ownership interests in the assets of the Trust (the "Common Securities"). The aggregate liquidation amount of Capital Securities and Common Securities that may be issued by the Trust is unlimited; provided that the Common Securities outstanding at any time must have an aggregate liquidation amount with respect to the assets of the Trust equal to at least 3% of the assets of the Trust; and provided further that after the initial issuance of Capital Securities and Common Securities, the Trust may not issue additional Capital Securities or Common Securities unless the Trustees have received an opinion of counsel to the effect that the issuance of such securities will not affect the Trust's status as a grantor trust for United States federal income tax purposes.

                 (i) Capital Securities. The Capital Securities of the Trust have a liquidation amount with respect to the assets of the Trust of $1,000 per Capital Security. The Capital Security Certificates evidencing the Capital Securities shall be substantially in the form of Exhibit A-1 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

                 (ii) Common Securities. The Common Securities of the Trust have a liquidation amount with respect to the assets of the Trust of $1,000 per Common Security. The Common Security Certificates evidencing the Common Securities shall be substantially in the form of Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

                 The Trust shall issue no securities or other interests in the assets of the Trust other than the Capital Securities and the Common Securities.

                 (b) Payment of Distributions on, and payments of the Redemption Price upon a redemption of, the Capital Securities and the Common Securities, as applicable, shall be made Pro Rata based on the liquidation amount of such Capital Securities and Common Securities; provided, however, that if on any date on which amounts payable on Distribution or redemption an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of amounts payable on redemption the full amount of the Redemption Price for all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or payments of the Redemption Price upon a redemption of, the Capital Securities then due and payable. The Trust shall issue no securities or other interests in the assets of the Trust other than the Capital Securities and the Common Securities.

                 (c) The Certificates shall be signed on behalf of the Trust by an Administrator. Such signature shall be the manual or facsimile signature of any present or any future Administrator.

In case an Administrator of the Trust who shall have signed any of the Certificates shall cease to be such Administrator before the Certificates so signed shall be delivered by the Trust, such Certificates nevertheless may be delivered as though the person who signed such Certificates had not ceased to be such Administrator; and any Certificate may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Certificate, shall be the Administrators of the Trust, although at the date of the execution and delivery of the Declaration any such person was not an Administrator. Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrators, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Administrators may deem appropriate, or as may be required to comply with any law or with any rule or regulation of any stock exchange on which Securities may be listed, or to conform to usage.

                 A Certificate shall not be valid until authenticated by the manual signature of an authorized officer of the Property Trustee. Such signature shall be conclusive evidence that the Certificate has been authenticated under this Declaration.

                 Upon a written order of the Trust signed by one Administrator, the Property Trustee shall authenticate the Certificates for original issue. The aggregate number of Capital Securities outstanding at any time shall not exceed the liquidation amount set forth in Section 7(a)(i).

                 The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Certificates. An authenticating agent may authenticate Certificates whenever the Property Trustee may do so. Each reference in this Declaration to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee to deal with the Sponsor or an Affiliate of the Sponsor.

                 (d) The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

                 (e) Upon issuance of the Securities as provided in this Declaration, the Securities so issued shall be deemed to be validly issued, fully paid and non-assessable.

                 (f) Every Person, by virtue of having become a Holder or a Capital Security Beneficial Owner in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration and the terms of the Securities, the Guarantee, the Indenture and the Debentures.

                 (g)      The Securities shall have no preemptive rights.

                 Section 7.2  Distributions.

                 (a) Subject to Section 7.2(d), Holders of Securities shall be entitled to receive cumulative cash Distributions at a variable per annum rate on the stated liquidation amount of $1,000 per Security equal to the variable per annum rate on the Debentures calculated on the basis of the actual number of days elapsed in a year consisting of twelve 30-day months. For any period shorter than a full 90-day quarterly period, distributions will be computed on the basis of the actual number of days elapsed in such 90-day quarterly period. Subject to Section 7.1(b), Distributions shall be made on the Capital Securities and the Common Securities on a Pro Rata basis. Distributions on the Securities shall, from the date of original issue, accrue and be cumulative and shall be payable quarterly only to the extent that the Trust has funds available for the payment of such Distributions in the Property Account. Distributions not paid on the scheduled payment date will accumulate and compound quarterly at the rate payable on the Debentures, to the extent permitted by applicable law ("Compounded Distributions"). "Distributions" shall mean ordinary cumulative distributions together with any Compounded Distributions. If and to the extent that the Debenture Issuer makes a payment of interest, premium and/or principal on the Debentures held by the Property Trustee (the amount of any such payment being a "Payment Amount"), the Property Trustee shall and is directed, to the extent funds are available for that purpose, to make a Pro Rata distribution (a "Distribution") of the Payment Amount to Holders, subject to the terms of Section 7.1(b).

                 (b) Distributions on the Securities will be cumulative, will accrue from the date of initial issuance and will be payable quarterly in arrears on the 1st day of February, May, August and November, commencing April 15, 1997, when, as and if available for payment, by the Property Trustee, except as otherwise described below. If Distributions are not paid when scheduled, the accrued Distributions shall be paid to the Holders of record of Securities as they appear on the books and records of the Trust on the record date as determined under Section 7.2(c).

                 (c) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Trust on the relevant record dates, which relevant record date shall be the first day of the month of the relevant payment dates. Distributions payable on any Capital Securities that are not punctually paid on any Distribution Date will cease to be payable to the person in whose name such Capital Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the person in whose name such Capital Securities are registered on the special record date or other specified date determined in accordance with the Declaration. In the event that any date on which distributions are payable on the Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                 (d) Holders of a beneficial interest in Capital Securities sold in reliance on Regulation S and in the form of temporary global Capital Security (the "Regulation S Temporary Global Security") are prohibited from receiving Distributions or from exchanging beneficial interests in such Regulation S Temporary Global Securities for a permanent global security issued in reliance on Regulation S (the "Regulation S Permanent Global Security") until (i) the expiration of the Restricted Period (the "Release Date") and (ii) the furnishing of a certificate, substantially in the form of Exhibit B-2 attached hereto, certifying that the beneficial owner of the Regulation S Temporary Global Security is a non-United States Person (a "Regulation S Certificate") as provided in Section 7.13.

                 Section 7.3  Redemption of Securities; Distribution of
Debentures.

                 (a) Upon the repayment or redemption, in whole or in part, of the Debentures on each Debenture Redemption Date and on the Debenture Maturity Date, the proceeds from such repayment or redemption shall be simultaneously applied Pro Rata (subject to Section 7.1(b)) to redeem Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so repaid or redeemed for an amount equal to the redemption price paid by the Debenture Issuer in respect of such Debentures plus an amount equal to accrued and unpaid Distributions thereon through the date of the redemption or such lesser amount as shall be received by the Trust in respect of the Debentures so repaid or redeemed (the "Redemption Price"). Holders will be given not less than 30 or more than 60 days notice of such redemption.

                 (b) If, at any time, a Special Event shall occur and be continuing, the Sponsor may elect to, unless the Debentures are redeemed, within 90 days following the occurrence of such Special Event, subject to the receipt of any necessary prior regulatory approval, cause the dissolution of the Trust upon not less than 30 nor more than 60 days' notice and, after satisfaction of creditors, if any, cause the Debentures to be distributed to the holders of the Common Securities and the Capital Securities in liquidation of the Trust.

                 (c) On the date fixed for any distribution of Debentures, upon dissolution of the Trust, (i) the Capital Securities and the Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Securities will be deemed to represent the Debentures having an aggregate principal amount equal to the stated liquidation amount of, and bearing accrued and unpaid distributions equal to accrued and unpaid distributions on, such Securities until such certificates are presented to the Sponsor or its agent for transfer or reissuance.

                 Section 7.4  Redemption Procedures.

                 (a) Notice of any redemption of, or notice of distribution of Debentures in exchange for, the Securities (a "Redemption/Distribution Notice") will be given by the Trust by mail to each Holder of Securities to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Debentures. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this Section 7.4, a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of Securities at the address of each such Holder appearing in the books and records of the Trust. No defect in the Redemption/Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

                 (b) If fewer than all the outstanding Securities are to be so redeemed, the Common Securities and the Capital Securities will be redeemed Pro Rata and the Capital Securities to be redeemed will be redeemed as described below. The Trust may not redeem the Securities in part unless all accrued and unpaid interest has been paid in full on all Securities then outstanding plus accrued but unpaid interest to the date of redemption. For all purposes of this Declaration, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Capital Securities which has been or is to be redeemed.

                 (c) Holders of a beneficial interest in a Regulation S Temporary Global Security are prohibited from receiving payments of the Redemption Price or from exchanging beneficial interests in such Regulation S Temporary Global Securities for a beneficial interest in a Regulation S Permanent Global Security until the latter of (i) the Release Date or (ii) the furnishing of a Regulation S Certificate, substantially in the form of Exhibit B- 2 attached hereto.

                 (d) If Securities are to be redeemed and the Trust gives a Redemption/Distribution Notice, which notice may only be issued if the Debentures are redeemed as set out in this Section 7.4 (which notice will be irrevocable), then (A) by 12:00 noon,

New York City time, on the redemption date with respect to Global Securities, the Property Trustee, upon receipt of such funds, will deposit irrevocably with the DTC (in the case of book-entry form Capital Securities) or its nominee (or successor Clearing Agency or its nominee) funds sufficient to pay the applicable Redemption Price with respect to the Capital Securities and will give the DTC irrevocable instructions and authority to pay the Redemption Price to the Holders of the Capital Securities, and (B) with respect to Capital Securities and Common Securities issued in definitive form, the trust, to the extent funds are available, will irrevocably deposit with the paying agent for such Capital Securities funds sufficient to pay the applicable Redemption Price and will give the paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. If a Redemption/Distribution Notice shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue on the Securities so called for redemption and all rights of Holders of such Securities will cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price. If any date fixed for redemption of Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of any Securities is improperly withheld or refused and not paid either by the Property Trustee or by the Corporation as guarantor pursuant to the Guarantee, Distributions on such Securities will continue to accrue at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price. For these purposes, the applicable Redemption Price shall not include Distributions which are being paid to Holders who were Holders on a relevant record date. Upon satisfaction of the foregoing conditions, then immediately prior to the close of business on the date of such deposit or payment, all rights of Holders of such Debentures so called for redemption will cease, except the right of the Holders to receive the Redemption Price, but without interest on such Redemption Price, and from and after the date fixed for redemption, such Debentures will not accrue distributions or bear interest.

                 None of the Administrators, the Trustees or the Trust shall be required to register or cause to be registered the transfer or exchange of any Securities that have been called for redemption, except in the case of any Securities being redeemed in part, any portion thereof not to be redeemed.

                 (e) Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), the Debenture Issuer or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

                 Section 7.5  Voting Rights of Capital Securities.

                 (a) Except as provided under this Article VII and as otherwise required by the Business Trust Act, the Trust Indenture Act and other applicable law, the Holders of the Capital Securities will have no voting rights.

                 (b) Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in Section 7.5(d) below, the Holders of a Majority in Liquidation Amount of the Capital Securities have the right to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or executing any trust or power conferred on the Property Trustee with respect to such Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or such Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a Majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except pursuant to a subsequent vote of the holders of the Capital Securities.

                 (c) If the Property Trustee fails to enforce its rights under the Debentures after a Holder of record of Capital Securities has made a written request, such Holder of record of Capital Securities may, to the extent permitted by applicable law, institute a legal proceeding directly against the Debenture Issuer to enforce the Property Trustee's rights under the Indenture without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to make any required payment when due under the Indenture, then a Holder of Capital Securities may directly institute a proceeding against the Debenture Issuer for enforcement of such payment under the Indenture.

                 (d) The Property Trustee shall notify all Holders of the Capital Securities of any written notice of any Indenture Event of Default received from the Debenture Issuer with respect to the Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Trust Enforcement Event. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the Property Trustee shall be under no obligation to take any of the actions described in clause 7.5(b)(i) and (ii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes and each Holder will be treated as owning an undivided beneficial ownership interest in the Debentures.

                 (e) In the event the consent of the Property Trustee, as the Holder of the Debentures, is required under the Indenture with respect to any amendment or modification of the Indenture, the Property Trustee shall request the direction of the Holders of the Securities with respect to such amendment or modification and shall vote with respect to such amendment or modification as directed by a Majority in Liquidation Amount of the Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of the Holders of more than a majority in aggregate principal amount of the Debentures, the Property Trustee may only give such consent at the direction of the Holders of at least the same proportion in aggregate stated liquidation amount of the Securities. The Property Trustee shall not take any such action in accordance with the directions of the Holders of the Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes and each Holder will be treated as owning an undivided beneficial ownership interest in the Debentures.

                 (f) A waiver of an Indenture Event of Default with respect to the Debentures will constitute a waiver of the corresponding Trust Enforcement Event.

                 (g) Any required approval or direction of Holders of Capital Securities may be given at a separate meeting of Holders of Capital Securities convened for such purpose, at a meeting of all of the Holders of Securities or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which Holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Capital Securities. Each such notice will include a statement setting forth the following information:
(i) the date of such meeting or the date by which such action is to be taken;
(ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents.

                 (h) No vote or consent of the Holders of Capital Securities will be required for the Trust to redeem and cancel Capital Securities or distribute Debentures in accordance with the Declaration.

                 (i) Notwithstanding that Holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Securities that are owned at such time by the Debenture Issuer or any entity directly or indirectly controlled by, or under direct or indirect common control with, the Debenture Issuer, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Securities were not outstanding, provided, however that persons otherwise eligible to vote to whom the Debenture Issuer or any of its subsidiaries have pledged Capital Securities may vote or consent with respect to such pledged Capital Securities under any of the circumstances described herein.

                 (j) Upon the occurrence and continuation of a Trust Enforcement Event, the Property Trustee or the Delaware Trustee, or both of them, may be removed by the Holders of a Majority in Liquidation Amount of the Capital Securities.

                 Section 7.6  Voting Rights of Common Securities.

                 (a) Except as provided under this Section 7.6 or as otherwise required by the Business Trust Act, the Trust Indenture Act or other applicable law or provided by the Declaration, the Holders of the Common Securities will have no voting rights.

                 (b) Subject to Section 2.6 of the Declaration and only after all Trust Enforcement Events with respect to the Capital Securities have been cured, waived, or otherwise eliminated and subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in this paragraph (b), the Holders of a Majority in liquidation amount of the Common Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as Holder of the Debentures, to (i) exercise the remedies available to it under the Indenture as a Holder of the Debentures, or (ii) consent to any amendment or modification of the Indenture or the Debentures where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of the Holders of more than a majority in aggregate principal amount of Debentures affected thereby, only the Holders of the percentage of the aggregate stated liquidation amount of the Common Securities which is at least equal to the percentage required under the Indenture may direct the Property Trustee to have such consent or take such action. Except with respect to directing the time, method, and place of conducting a proceeding for a remedy, the Property Trustee shall be under no obligation to take any of the actions described in clause 7.6(b)(i) and (ii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, for United States federal income tax purposes the Trust will not fail to be classified as a grantor trust and each Holder will be treated as owning an undivided beneficial interest in the Debentures.

                 (c) If the Property Trustee fails to enforce its rights under the Debentures after a Holder of record of Common Securities has made a written request, such Holder of record of Common Securities may, to the extent permitted by applicable law, directly institute a legal proceeding directly against the Debenture Issuer, as sponsor of the Trust, to enforce the Property Trustee's rights under the Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity.

                 (d) A waiver of an Indenture Event of Default with respect to the Debentures will constitute a waiver of the corresponding Trust Enforcement Event.

                 (e) Any required approval or direction of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of all of the Holders of Securities or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which Holders of Common Securities are entitled to vote, or of any matter on which action by written consent of such Holders is to be taken, to be mailed to each Holder of Common Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents.

                 (f) No vote or consent of the Holders of Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute Debentures in accordance with the Declaration and the terms of the Securities.

                 Section 7.7  Paying Agent.

                 In the event that any Capital Securities are not in book-entry only form, the Trust shall maintain in the Borough of Manhattan, City of New York, State of New York an office or agency where the Capital Securities may be presented for payment (each a "Paying Agent"). The Trust may appoint the Paying Agents and may appoint additional Paying Agents in such other locations as it shall determine. The term "Paying Agent" includes any additional Paying Agents. The Trust may change any Paying Agent without prior notice to the Holders. The Trust shall notify the Property Trustee of the name and address of any Paying Agent not a party to this Declaration. If the Trust fails to appoint or maintain another entity as Paying Agent, the Property Trustee shall act as such. The Trust or any of its Affiliates may act as a Paying Agent.
The First National Bank of Chicago shall initially act as Paying Agent for the Capital Securities and The First National Bank of Chicago will act as initial Paying Agent for the Common Securities. In the event the Property Trustee shall no longer be the Paying Agent, the Trust shall appoint a successor (which shall be a bank or trust company acceptable to the Debenture Issuer) to act as Paying Agent. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Debenture Issuer.

                 Section 7.8  Transfer of Securities.

                 (a) The Trust shall cause to be kept at the Corporate Trust Office of the Property Trustee a register (the register maintained in such office being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Capital Securities and of transfers of Capital Securities. The Property Trustee is hereby appointed "Security Registrar" for the purpose of registering Capital Securities and transfers of Capital Securities as herein provided.

                 (b) Upon surrender for registration of transfer of any Security at an office or agency of the Trust designated for such purpose, the Trust shall execute, upon receipt of an order to authenticate, and the Property Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

                 (c) At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Trust shall execute, and the Property Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                 (d) Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Trust or the Property Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trust and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

                 (e) No service charge shall be made for any registration of transfer or exchange of Securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.

                 (f) If the Securities are to be redeemed in part, the Trust shall not be required (A) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 7.4 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                 Section 7.9  Mutilated, Destroyed, Lost or Stolen
Certificates.

                 If:

                 (a) any mutilated Certificates should be surrendered to the Security Registrar, or if the Security Registrar shall receive evidence to their satisfaction of the destruction, loss or theft of any Certificate; and

                 (b) there shall be delivered to the Security Registrar and the Administrator such security or indemnity as may be required by them to keep each of them, the Sponsor and the Trust harmless, then, in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, any Administrator on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this Section 7.9, the Administrator or the Security Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                 Section 7.10  Deemed Security Holders.

                 The Trustees and the Administrators may treat the Person in whose name any Certificate shall be registered on the books and records of the Trust as the sole holder of such Certificate and of the Securities represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Securities represented by such Certificate on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

                 Section 7.11  Global Securities.

                 If the Trust shall establish that the Capital Securities are to be issued in global form (each, a "Global Security"), then an Administrator on behalf of the Trust shall execute, upon receipt of an order to authenticate, and the Property Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate liquidation amount of all of the Capital Securities to be issued in the form of Global Securities and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Global Security or Capital Securities or the nominee of such Depositary, and (iii) shall be delivered by the Property Trustee to such Depositary or pursuant to such Depositary's instructions. Global Securities shall bear a legend substantially to the following effect:

                 "This Capital Security is a Global Security within the meaning of the Declaration hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. Notwithstanding the provisions of
Section 7.8 of the Declaration, unless and until it is exchanged in whole or in part for Capital Securities in definitive registered form, a Global Security representing all or a part of the Capital Securities may not be transferred in the manner provided in Section 7.8 of the Declaration except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Every Capital Security delivered upon registration or transfer of, or in exchange for, or in lieu of, this Global Security shall be a Global Security subject to the foregoing, except in the limited circumstances described above. Unless this certificate is presented by an authorized representative of DTC to the Trust or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is to be made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."





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                                                                              69

                 Definitive Capital Securities issued in exchange for all or a part of a Global Security pursuant to this Section 7.11 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Property Trustee. Upon execution and authentication, the Property Trustee shall deliver such definitive Capital Securities to the persons in whose names such definitive Capital Securities are so registered.

                 At such time as all interests in Global Securities have been redeemed, repurchased or canceled, such Global Securities shall be, upon receipt thereof, canceled by the Property Trustee in accordance with its standing procedures in effect from time to time and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in Global Securities is exchanged for definitive Capital Securities, redeemed, canceled or transferred to a transferee who receives definitive Capital Securities therefor or any definitive Capital Security is exchanged or transferred for part of Global Securities, the principal amount of such Global Securities shall, in accordance with the standing procedures in effect from time to time and instructions existing between the Depositary and the Custodian, be reduced or increased, as the case may be, and an endorsement shall be made on such Global Securities by the Property Trustee or the Custodian, at the direction of the Property Trustee, to reflect such reduction or increase.

                 The Trust and the Property Trustee may for all purposes, including the making of payments due on the Capital Securities, deal with the Depositary as the authorized representative of the Holders for the purposes of exercising the rights of Holders hereunder. The rights of the owner of any beneficial interest in a Global Security shall be limited to those established by law and agreements between such owners and depositary participants or Euroclear and Cedel; provided that no such agreement shall give any rights to any person against the Trust or the Property Trustee without the written consent of the parties so affected. Multiple requests and directions from and votes of the Depositary as holder of Capital Securities in global form with respect to any particular matter shall not be deemed inconsistent to the extent they do not represent an amount of Capital Securities in excess of those held in the name of the Depositary or its nominee.

                 If at any time the Depositary for any Capital Securities represented by one or more Global Securities notifies the Trust that it is unwilling or unable to continue as Depositary for such Capital Securities or if at any time the Depositary for such Capital Securities shall no longer be eligible under this Section 7.11, the Trust shall appoint a successor Depositary with respect to such Capital Securities. If a successor Depositary for such Capital Securities is not appointed by the Trust within 90 days after the Trust receives such notice or becomes aware of such ineligibility, the Trust's election that such Capital Securities be represented by one or more Global Securities shall no longer be effective and an Administrator on behalf of the Trust shall execute, and the Property Trustee will authenticate and deliver Capital Securities in definitive registered form, in any authorized denominations, in an aggregate liquidation amount equal to the principal amount of the Global Security or Capital Securities representing such Capital Securities in exchange for such Global Security or Capital Securities.

                 The Trust may at any time and in its sole discretion determine that the Capital Securities issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Capital Securities. In such event an Administrator on behalf of the Trust shall execute, and the Property Trustee, shall authenticate and deliver, Capital Securities in definitive registered form, in any authorized denominations, in an aggregate liquidation amount equal to the principal amount of the Global Security or Capital Securities representing such Capital Securities, in exchange for such Global Security or Capital Securities.

                 Notwithstanding any other provisions of this Declaration (other than the provisions set forth in Section 7.13(a)), Global Securities may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                 Interests of beneficial owners in Global Securities may be transferred or exchanged for definitive Capital Securities and definitive Capital Securities may be transferred or exchanged for





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                                                                              71

Global Securities in accordance with the rules of the Depositary and the provisions of Section 7.13.

                 Any Capital Security in global form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Declaration as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Capital Securities to be tradeable on the PORTAL Market or as may be required for the Capital Securities to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with Regulation S or with the rules and regulations of any securities exchange upon which the Capital Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Capital Securities are subject.

                 Section 7.12  Restrictive Legend.

                 (a) Each Global Security and definitive Capital Security that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until three years after the later of the date of original issue and the last date on which the Sponsor or any affiliate of the Sponsor was the owner of such Capital Securities (or any predecessor thereto) (the "Resale Restriction Termination Date"), unless otherwise agreed by the Trust and the Holder thereof:

                 "THIS CAPITAL SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND NEITHER THIS CAPITAL SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS CAPITAL SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A, REGULATION S OR ANOTHER EXEMPTION THEREUNDER. THE HOLDER OF THIS CAPITAL SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE TRUST THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN

         REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS CAPITAL SECURITY PRIOR TO THE LATER OF THE DATE WHICH IS THREE YEARS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF AND THE LAST DATE ON WHICH THE TRUST OR ANY AFFILIATE OF THE TRUST WAS THE OWNER OF SUCH RESTRICTED SECURITIES (OR ANY PREDECESSOR) EXCEPT
         (A) TO THE BANK, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS CAPITAL SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
         ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR," WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS CAPITAL SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(D), (E) AND (F) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS CAPITAL SECURITY AND THE PROPERTY TRUSTEE FOR SUCH CAPITAL SECURITIES TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE."

                 Any Capital Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon satisfaction of the requirements of Section 7.12(b) and surrender of such Capital Security for exchange to the Capital Security Registrar in accordance with the provisions of this Section 7.12(a), be exchanged for a new Capital Security or Capital Securities, of like tenor and aggregate liquidation amount, which shall not bear the restrictive legend required by this Section 7.12(a).

                 Upon any sale or transfer of any Restricted Security (including any interest in a Global Security) (i) that is effected pursuant to an effective registration statement under the Securities Act or (ii) in connection with which the Property Trustee receives certificates and other information (including an opinion of counsel, if requested) reasonably acceptable to the Sponsor and the Property Trustee to the effect that such security will no longer be subject to the resale restrictions under federal and state securities laws, then (A) in the case of a Restricted Security in definitive form, the Capital Security registrar or co-registrar shall permit the holder thereof to exchange such Restricted Security for a security that does not bear the legend set forth in Section 7.12(a), and shall rescind any such restrictions on transfer and (B) in the case of Restricted Securities represented by a Global Security, such Capital Security shall no longer be subject to the restrictions contained in the legend set forth in Section 7.12(a) (but still subject to the other provisions hereof). In addition, any Capital Security (or security issued in exchange or substitution therefor) as to which the restrictions on transfer described in the legend set forth in
Section 7.12(a) have expired by their terms, may, upon surrender thereof (in accordance with the terms of this Indenture) together with such certifications and other information (including an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Sponsor, addressed to the Sponsor and the Property Trustee and in a form acceptable to the Sponsor, to the effect that the transfer of such Restricted Security has been made in compliance with Rule 144 or such successor provision) acceptable to the Sponsor and the Property Trustee as either of them may reasonably require, be exchanged for a new Capital Security or Capital Securities of like tenor and aggregate liquidation amount, which shall not bear the restrictive legends set forth in Section 7.12(a). Notwithstanding anything to the contrary, the Property Trustee may conclusively rely upon the completed certificate set forth in the certificate evidencing the Capital Securities.

    Section 7.13  Regulation S Global Securities; Regulation S Certificates

                 (a) Capital Securities issued in reliance on a Regulation S will initially be in the form of a Regulation S Temporary Global Security and contain the following legend:

         "THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE DECLARATION REFERRED TO BELOW.

         NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE DECLARATION."

                 (b) Any Capital Security evidenced by the Regulation S Temporary Global Security is exchangeable for a Regulation S Permanent Global Security upon the latter of the (i) expiration of the Restricted Period and upon certification of non-U.S. beneficial ownership substantially in the form of Exhibit B-2 attached hereto.

                 (c) (i) On or prior to the expiration of the Release Date, each beneficial owner of a Regulation S Temporary Global Security shall deliver to Euroclear or Cedel (as applicable) a Regulation S Certificate in the form of Exhibit B-2 attached hereto; provided, however, that any beneficial owner of a Regulation S Temporary Global Security on the Release Date or on any payment date that has previously delivered a Regulation S Certificate hereunder shall not be required to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, in which case such beneficial owner shall promptly notify Euroclear or Cedel, as applicable, thereof and shall deliver an updated Regulation S Certificate). Euroclear or Cedel, as applicable, shall deliver to the Paying Agent or the Property Trustee a certificate (a "Non-U.S. Certificate") substantially in the form of Exhibit B-1 attached hereto promptly upon the receipt of each such Regulation S Certificate, and no such beneficial owner (or transferee from such beneficial owner) shall be entitled to receive an interest in a Regulation S Permanent Global Security or any payment of Distributions or Redemption Price, if applicable, or any other payment with respect to its beneficial interest in a Regulation S Temporary Global Security prior to the Paying Agent or the Property Trustee receiving such Non-U.S. Certificate from Euroclear or Cedel with respect to the portion of the Regulation S Temporary Global Security owned by such beneficial owner (and, with respect to an interest in the Regulation S Permanent Global Security, prior to the Release
Date).

                 (ii) Any payments of Distributions or Redemption Price, if applicable, or any other payment on a Regulation S Temporary Global Security received by Euroclear or Cedel with respect to any portion of such Regulation S Global Security owned by a beneficial owner that has not delivered the Regulation S Certificate required by Section 7.13 hereof shall be held by Euroclear and Cedel solely as agents for the Paying Agent and the Property Trustee. Euroclear and Cedel shall remit such payments to the applicable beneficial owner (or to a Euroclear or Cedel member on behalf of such beneficial owner) only after Euroclear or Cedel has received the requisite Regulation S Certificate. Until the Paying Agent or the Property Trustee has received a Non-U.S. Certificate from Euroclear or Cedel, as applicable, that it has received the requisite Regulation S Certificate with respect to the beneficial ownership of any portion of a Regulation S Temporary Global Security, the Paying Agent or the Property Trustee may revoke the right of Euroclear or Cedel, as applicable, to hold any payments made with respect to such portion of such Regulation S Global Security. If the Paying Agent or the Property Trustee exercises its right of revocation pursuant to the immediately preceding sentence, Euroclear or Cedel, as applicable, shall return such payments to the Paying Agent or the Property Trustee and the Paying Agent or the Property Trustee, as applicable, shall hold such payments in the Property Account until Euroclear or Cedel, as applicable, has provided the necessary Non-U.S. Certificates to the Paying Agent or the Property Trustee (at which time the Paying Agent shall forward such payments to Euroclear or Cedel, as applicable, to be remitted to the beneficial owner that is entitled thereto on the records of Euroclear or Cedel (or on the records of their respective members)).

                 (iii) Each beneficial owner of a Regulation S Temporary Global Security shall exchange its interest therein for an interest in a Regulation S Permanent Global Security on or after the Release Date upon furnishing to Euroclear or Cedel (as applicable) the Regulation S Certificate and upon receipt by the Paying Agent or the Property Trustee, as applicable of the Non-U.S. Certificate thereof from Euroclear or Cedel, as applicable, in each case pursuant to the terms of
Section 7.13 hereof. On and after the Release Date, upon receipt by the Paying Agent or the Property Trustee of any Non-U.S. Certificate from Euroclear or Cedel described in the immediately preceding sentence, (i) with respect to the first such certification, the Trust shall execute, upon receipt of an order to authenticate, and the Property Trustee shall authenticate and deliver to the Custodian the applicable Regulation S Permanent Global Security and (ii) with respect to the first and all subsequent certifications, the Custodian shall exchange on behalf of the applicable beneficial owners the portion of the applicable Regulation S Temporary Global Security covered by such certification for a comparable portion of the applicable Regulation S Permanent Global Security. Upon any exchange of a portion of a Regulation S Temporary Global Security for a comparable portion of a Regulation S Permanent Global Security, the Custodian shall endorse on the schedules affixed to each of such Regulation S Global Security (or on continuations of such schedules affixed to each of such Regulation S Global Security and made parts thereof) appropriate notations evidencing the date of transfer and (x) with respect to the applicable Regulation S Temporary Global Security, a decrease in the principal amount thereof equal to the amount covered by the applicable certification and (y) with respect to the applicable Regulation S Permanent Global Security, an increase in the principal amount thereof equal to the principal amount of the decrease in the applicable Regulation S Temporary Global Security pursuant to clause (x) above.

                 Section 7.14  Special Transfer Provisions.

                 (a) At any time at the request of the beneficial Holder of a Capital Security in global form, such beneficial holder shall be entitled to obtain a definitive Capital Security upon written request to the Property Trustee in accordance with the standing instructions and procedures existing between the Depositary and the Property Trustee for the issuance thereof. Any transfer of a beneficial interest in a Capital Security in global form which cannot be effected through book-entry settlement must be effected by the delivery to the transferee (or its nominee) of a definitive Capital Security or Securities registered in the name of the transferee (or its nominee) on the books maintained by the Security Registrar. With respect to any such transfer, the Property Trustee will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Property Trustee, the aggregate liquidation amount of the Global Security to be reduced and, following such reduction, the Property Trustee will cause definitive Capital Securities (which have been executed and delivered to it as an Administrator) in the appropriate aggregate liquidation amount in the name of such transferee (or its nominee) and bearing such restrictive legends as may be required by this Declaration to be delivered. In connection with any such transfer, the Property Trustee may request such representations and agreements relating to the restrictions on transfer of such Capital Securities from such transferee (or such transferee's nominee) as the Property Trustee may reasonably require.

                 (b) So long as the Capital Securities are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a definitive Capital Security to a QIB in accordance with Rule 144A, unless otherwise requested by the transferor, and upon receipt of the definitive Capital Security being so transferred, together with a certification from the transferor that the transferor reasonably believes the transferee is a QIB (or other evidence satisfactory to the Property Trustee), the Property Trustee shall make an endorsement on the Restricted Global Security to reflect an increase in the aggregate liquidation amount of the Restricted Global Security, and the Property Trustee shall cancel such definitive Capital Security and cause, in accordance with the standing instructions and procedures existing between the Depositary and the Property Trustees, the aggregate liquidation amount of Capital Securities represented by the Restricted Global Security to be increased accordingly.

                 (c) So long as the Capital Securities are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a definitive Capital Security in accordance with Regulation S, if requested by the transferor, and upon receipt of the definitive Capital Security or Capital Securities being so transferred, together with a certification from the transferor that the transfer was made in accordance with Rule 903 or 904 of Regulation S or Rule 144 under the Securities Act (or other evidence satisfactory to the Property Trustee), the Property Trustee shall make or direct the Custodian to make, an endorsement on the Regulation S Global Security to reflect an increase in the aggregate liquidation amount of the Capital Securities represented by the Regulation S Global Security, the Property Trustee shall cancel such definitive Capital Security or Capital Securities and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Property Trustee, the aggregate liquidation amount of Capital Securities represented by the Regulation S Global Security to be increased accordingly. Notwithstanding anything to the contrary, the Property Trustee may conclusively rely upon the completed certificate set forth in the certificate evidencing the Capital Securities.

                 (d) If a holder of a beneficial interest in the Restricted Global Security wishes at any time to exchange its interest in the Restricted Global Security for an interest in the Regulation S Global Security, or to transfer its interest in the Restricted Global Security to a person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Security, such holder may, subject to the rules and procedures of the Depositary and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Property Trustee of (1) instructions given in accordance with the Depositary's procedures from or on behalf of a holder of a beneficial interest in the Restricted Global Security, directing the Property Trustee (via DWAC), as transfer agent, to credit or cause to be credited a beneficial interest in the Regulation S Global Security in an amount equal to the beneficial interest in the Restricted Global Security to be exchanged or transferred, (2) a written order in accordance with the Depositary's procedures containing information regarding the Euroclear or Cedel account to be credited with such increase and the name of such account, and (3) a certificate given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S or Rule 144 under the Securities Act, the Property Trustee, as transfer agent, shall promptly deliver appropriate instructions to the Depositary (via DWAC), its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Restricted Global Security by the aggregate liquidation amount of the beneficial interest in such

Restricted Global Security to be so exchanged or transferred from the relevant participant, and the Property Trustee, as transfer agent, shall promptly deliver appropriate instructions (via DWAC) to the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the liquidation amount of such Regulation S Global Security by the aggregate liquidation amount of the beneficial interest in such Restricted Global Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who may be Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear or Cedel or another agent member of Euroclear or Cedel, or both, as the case may be, acting for and on behalf of them) a beneficial interest in such Regulation S Global Security equal to the reduction in the liquidation amount of such Restricted Global Security. Notwithstanding anything to the contrary, the Property Trustee may conclusively rely upon the completed certificate set forth in the certificate evidencing the Capital Securities.

                 (e) If a holder of a beneficial interest in the Regulation S Global Security wishes at any time to exchange its interest in the Regulation S Global Security for an interest in the Restricted Global Security, or to transfer its interest in the Regulation S Global Security to a person who wishes to take delivery thereof in the form of an interest in the Restricted Global Security, such holder may, subject to the rules and procedures of Euroclear or Cedel and the Depositary, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Restricted Global Security. Upon receipt by the Property Trustee, as transfer agent of (l) instructions given in accordance with the procedures of Euroclear or Cedel and the Depositary, as the case may be, from or on behalf of a beneficial owner of an interest in the Regulation S Global Security directing the Property Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Restricted Global Security in an amount equal to the beneficial interest in the Regulation S Global Security to be exchanged or transferred, (2) a written order given in accordance with the procedures of Euroclear or Cedel and the Depositary, as the case may be, containing information regarding the account with the Depositary to be credited with such increase and the name of such account, and (3) prior to the expiration of the Restricted Period, a certificate given by the holder of such beneficial interest and stating that the person transferring such interest in such Regulation S Global Security reasonably believes that the person acquiring such interest in the Restricted Global Security is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or any other jurisdiction (or other evidence satisfactory to the Property Trustee), the Property Trustee, as transfer agent, shall promptly deliver (via DWAC) appropriate instructions to the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Regulation S Global Security by the aggregate liquidation amount of the beneficial interest in such Regulation S Global Security to be exchanged or transferred, and the Property Trustee , as transfer agent, shall promptly deliver (via DWAC) appropriate instructions to the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the liquidation amount of the Restricted Global Security by the aggregate liquidation amount of the beneficial interest in the Regulation S Global Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the liquidation amount of the Regulation S Global Security. After the expiration of the Restricted Period, the certification requirement set forth in clause (3) of the second sentence of this Section 7.14 will no longer apply to such exchanges and transfers. Notwithstanding anything to the contrary, the Property Trustee may conclusively rely upon the completed certificate set forth in the certificate evidencing the Capital Securities.

                 (f) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

                 (g) Until the later of the Release Date and the provision of the certifications required by Section 7.13(c), beneficial interests in a Regulation S Global Security may only be held through Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear or Cedel or another agent member of Euroclear and Cedel acting for and on behalf of them. During the Restricted Period, interests in the Regulation S Global Security may be exchanged for interests in the Restricted Global Security or for definitive Securities only in accordance with the certification requirements described above.



                                   ARTICLE 8

                      DISSOLUTION AND TERMINATION OF TRUST

                 Section 8.1  Dissolution and Termination of Trust.

                 (a)      The Trust shall dissolve upon the earliest of:

                 (i)      December 31, 2051, the expiration time of the Trust;

                 (ii) any liquidation, insolvency or similar proceeding with respect to the Holder of the Common Securities or the Sponsor or all or substantially all of its property;

                 (iii) the filing of a certificate of dissolution or its equivalent with respect to the Sponsor; the consent of the Holder of at least a Majority in Liquidation Amount of the Securities to the filing of a certificate of cancellation with respect to the Trust or the revocation of the Sponsor's charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;

                 (iv) the entry of a decree of judicial dissolution of the Sponsor or the Trust;

                 (v) the time when all of the Securities shall have matured or been called for redemption and the amounts then due shall have been paid to the Holders in accordance with the terms of the Securities; or

                 (vi) upon the election of the Sponsor and subject to the receipt of any necessary regulatory approvals, pursuant to which the Trust shall have been dissolved in accordance with the terms of the Securities, and all of the Debentures shall have been distributed to the Holders of Securities in exchange for all of the Securities.

                 (b) As soon as is practicable after the occurrence of an event referred to in Section 8.1(a), but within 30 days of such event, notice of such dissolution should be given to the Holders and upon completion of the winding up of the Trust, the Trustees shall terminate the Trust by filing a certificate of cancellation with the Secretary of State of the State of Delaware.

                 (c) The provisions of Section 3.9 and Article 10 shall survive the termination of the Trust.

                 Section 8.2 Liquidation Distribution Upon Termination and Dissolution of the Trust.

                 (a) In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the Holders of the Capital Securities on the date of the Liquidation will be entitled to receive, out of the assets of the Trust available for distribution to Holders of Securities after satisfaction of the Trusts' liabilities and creditors, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount of $1,000 per CapitalSecurity plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such Liquidation, Debentures in an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the interest rate of, and accrued and unpaid distributions equal to accrued and unpaid distributions on, such





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                                                                              83

Securities shall be distributed on a Pro Rata basis to the Holders of the Securities in exchange for such Securities.

                 (b) If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Securities shall be paid on a Pro Rata basis. The Holders of the Common Securities will be entitled to receive distributions upon any such Liquidation Pro Rata with the Holders of the Capital Securities except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities with regard to such distributions.


                                   ARTICLE 9

                           LIMITATION OF LIABILITY OF
                   HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

                 Section 9.1  Liability.

                 (a) Except as expressly set forth in this Declaration and the terms of the Securities, the Sponsor and the Holder of the Common
Securities:

                 (i) shall not be personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Securities which shall be made solely from assets of the Trust; and

                 (ii) shall not be required to pay to the Trust or to any Holder of Securities any deficit upon dissolution of the Trust or otherwise.

                 (b) The Holder of the Common Securities shall be liable for all of the debts and obligations of the Trust (other than with respect to the Securities) to the extent not satisfied out of the Trust's assets.

                 (c) Pursuant to Section 3803(a) of the Business Trust Act, the Holders of the Capital Securities shall be entitled





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                                                                              84

to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                 Section 9.2  Exculpation.

                 (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable or any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                 (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.

                 Section 9.3  Fiduciary Duty.

                 (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

                 (b)      Unless otherwise expressly provided herein:

                 (i) whenever a conflict of interest exists or arises between any Covered Persons; or

                 (ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provide terms that are, fair and reasonable to the Trust or any Holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

                 (c) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

                 (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

                 (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

                 Section 9.4  Indemnification.

                 (a)(i) The Debenture Issuer shall indemnify, to the full extent permitted by law, any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Indemnified Person against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                 (ii) The Debenture Issuer shall indemnify, to the full extent permitted by law, any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

                 (iii) Any indemnification under paragraphs (i) and (ii) of this Section 9.4(a) (unless ordered by a court) shall be made by the Debenture Issuer only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs
(i) and (ii). Such determination shall be made (1) by the Administrators by a majority vote of a quorum consisting of such Administrators who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrators so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

                 (iv) Expenses (including attorneys' fees) incurred by an Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 9.4(a) shall be paid by the Debenture Issuer in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Debenture Issuer as authorized in this Section 9.4(a). Notwithstanding the foregoing, no advance shall be made by the Debenture Issuer if a determination is reasonably and promptly made (i) by the Administrators by a majority vote of a quorum of disinterested Administrators, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrators so directs, by independent legal counsel in a written opinion or (iii) the Common Security Holder of the Trust, that, based upon the facts known to the Administrators, counsel or the Common Security Holder at the time such determination is made, such Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Administrators, independent legal counsel or Common Security Holder reasonably determine that such person deliberately breached his duty to the Trust or its Common or Capital Security Holders.

                 (v) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 9.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Debenture Issuer or Capital Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 9.4(a) shall be deemed to be provided by a contract between the Debenture Issuer and each Indemnified Person who serves in such capacity at any time while this Section 9.4(a) is in effect. Any repeal or modification of this Section 9.4(a) shall not affect any rights or obligations then existing.

                 (vi) The Debenture Issuer or the Trust may purchase and maintain insurance on behalf of any person who is or was an Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Debenture Issuer would have the power to indemnify him against such liability under the provisions of this Section 9.4(a).

                 (vii) For purposes of this Section 9.4(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 9.4(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

                 (viii) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 9.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person. The provisions of this Section 9.4(a) shall survive the satisfaction and discharge of this

Declaration or the resignation or removal of any Administrator or Trustee, as the case may be.

                 Section 9.5  Outside Businesses.

                 Any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the activities of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor, the Delaware Trustee or the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.


                                   ARTICLE 10

                                   ACCOUNTING

                 Section 10.1  Fiscal Year.

                 The fiscal year ("Fiscal Year") of the Trust shall be the calendar year, or such other year as is required by the Code.

                 Section 10.2  Certain Accounting Matters.

                 (a) At all times during the existence of the Trust, the Regular Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles. The Trust shall use the accrual method of accounting for United States federal income tax purposes. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Administrators.

                 (b) The Administrators shall cause to be duly prepared and delivered to each of the Holders of Securities, an annual United States federal income tax information statement, required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Administrators shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

                 (c) The Administrators shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States federal income tax return, on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Administrators on behalf of the Trust with any state or local taxing authority.

                 Section 10.3  Banking.

                 The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Debentures held by the Property Trustee shall be made directly to the Property Account and no other funds of the Trust shall be deposited in the Property Account. The sole signatories for such accounts shall be designated by the Administrators; provided, however, that the Property Trustee shall designate the signatories for the Property Account.

                 Section 10.4  Withholding.

                 The Trust and the Administrators shall comply with all withholding requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Administrators shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed over withholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.


                                   ARTICLE 11

                            AMENDMENTS AND MEETINGS

                 Section 11.1  Amendments.

                 (a) Except as otherwise provided in this Declaration or by any applicable terms of the Securities, this Declaration may only be amended by a written instrument approved and executed by (i) the Sponsor; (ii) by the Property Trustee if the amendment affects the rights, powers, duties, obligations or immunities of the Property Trustee; and (iii) by the Delaware Trustee if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee.

                 (b) No amendment shall be made, and any such purported amendment shall be void and ineffective:

                 (i) unless, in the case of any proposed amendment, the Property Trustee shall have first received an Officers' Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities);

                 (ii) unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee shall have first received:

                          a. an Officers' Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

                          b. an opinion of counsel (who may be counsel to the Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

                 (iii) to the extent the result of such amendment would be to:

                          a. cause the Trust to be classified other than as a grantor trust for United States federal income tax purposes;

                          b. reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act; or

                          c. cause the Trust to be deemed to be an Investment Company required to be registered under the Investment Company Act.

                 (c) At such time after the Trust has issued any Securities that remain outstanding, if amendment would (i) adversely affect the powers, preferences or special rights of the Securities, whether by way of amendment to the Declaration or otherwise or (ii) result in the dissolution, winding-up or termination of the Trust other than pursuant to the terms of this Declaration or, (iii) change the amount or timing of any distribution of the Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Securities as of a specified date or (iv) restrict the right of a Holder of Securities to institute suit for the enforcement of any such payment on or after such date, then the Holders of the Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a Majority in Liquidation Amount of the Securities affected thereby; provided that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a Majority in Liquidation Amount of such class of Securities.

                 (d) Section 7.8 and this Section 11.1 shall not be amended without the consent of all of the Holders of the Securities.

                 (e) Article 4 shall not be amended without the consent of the Holders of a Majority in Liquidation Amount of the Common Securities.

                 (f) The rights of the Holders of the Common Securities under Article 6 to appoint and remove Trustees shall not be amended without the consent of the Holders of a Majority in Liquidation Amount of the Common Securities.

                 (g) Notwithstanding Section 11.1(c), this Declaration may be amended without the consent of the Holders of the Securities to:

                 (i) to cure any ambiguity, correct or supplement any provisions in this Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Declaration that shall not be inconsistent with the other provisions of this Declaration;

                 (ii) to modify, eliminate or add to any provisions of this Declaration to such extent as shall be necessary to ensure that the Trust will be classified as a grantor trust and will not be taxable as a corporation for United States federal income tax purposes at all times that any Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; or

                 (iii) to conform to any change in Rule 3a-7 under the Investment Company Act or written change in interpretation or application of such Rule 3a-7 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the Holders.

provided, however, that such action shall not adversely affect in any material respect the interests of any Holder of Capital Securities or Common Securities, and any amendments of this Declaration shall become effective when notice thereof is given to the Holders of Capital Securities and Common Securities.

                 (h) The issuance of an Authorization Certificate by the Administrators for purposes of establishing the terms and form of the Securities as contemplated by Section 8.1 shall not be deemed an amendment of this Declaration subject to the provisions of this Section 11.1.

                 (i) Notwithstanding any provision of this Declaration, the right of any Holder of Capital Securities to receive payment of Distributions and other payments upon redemption or otherwise, on or after their respective due dates, or to institute a suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. For the protection and enforcement of the foregoing provision, each and every Holder of Capital Securities shall be entitled to such relief as can be given either at law or equity.

                 Section 11.2 Meetings of the Holders of Securities; Action by Written Consent.

                 (a) Meetings of the Holders of any class of Securities may be called at any time by the Trustees (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Declaration, the terms of the Securities or the rules of any stock exchange on which the Capital Securities are listed or admitted for trading, if any. The Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 25% in Liquidation Amount of such class of Securities. Such direction shall be given by delivering to the Trustees one or more calls in a writing stating that the signing Holders of Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of Securities calling a meeting shall specify in writing the Certificates held by the Holders of Securities exercising the right to call a meeting and only those Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

                 (b) Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of Holders of Securities:

                 (i) notice of any such meeting shall be given to all the Holders of Securities having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of Securities is permitted or required under this Declaration or the rules of any stock exchange on which the Capital Securities are listed or admitted for trading, if any, such vote, consent or approval may be given at a meeting of the Holders of Securities. Any action that may be taken at a meeting of the Holders of Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of Securities owning not less than the minimum amount of Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders of Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of Securities entitled to vote who have not consented in writing. The Trustees may specify that any written ballot submitted to the Security Holders for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Trustees;

                 (ii) each Holder of a Security may authorize any Person to act for it by proxy on all matters in which a Holder of Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy.
                          Every proxy shall be revocable at the pleasure of the Holder of Securities executing such proxy. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation;

                 (iii) each meeting of the Holders of the Securities shall be conducted by the Trustees or by such other Person that the Trustees may designate; and

                 (iv) consistent with the Business Trust Act, this Declaration, the terms of the Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Capital Securities are then listed for trading, otherwise provides, the Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                   ARTICLE 12

                      REPRESENTATIONS OF PROPERTY TRUSTEE
                              AND DELAWARE TRUSTEE

                 Section 12.1 Representations and Warranties of the Property Trustee.

                 The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Property Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Property Trustee's acceptance of its appointment as Property Trustee that:

                 (a) the Property Trustee is a corporation or bank duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

                 (b) the Property Trustee satisfies the requirements set forth in Section 6.3(a);

                 (c) the execution, delivery and performance by the Property Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Property Trustee. This Declaration has been duly executed and delivered by the Property Trustee, and it constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

                 (d) the execution, delivery and performance of this Declaration by the Property Trustee does not conflict with or constitute a breach of the articles of association or incorporation, as the case may be, or the by-laws (or other similar organizational documents) of the Property Trustee; and

                 (e) no consent, approval or authorization of, or registration with or notice to, any State or Federal banking authority is required for the execution, delivery or performance by the Property Trustee of this Declaration.

                 Section 12.2 Representations and Warranties of the Delaware Trustee.

                 The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee that:

                 (a) the Delaware Trustee satisfies the requirements set forth in Section 6.2 and has the power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration and, if it is not a natural person, is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

                 (b) the Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and this Declaration. This Declaration under Delaware law constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law); and

                 (c) no consent, approval or authorization of, or registration with or notice to, any State or Federal banking authority is require for the execution, delivery or performance by the Delaware Trustee of this Declaration.

                                   ARTICLE 13

                                 MISCELLANEOUS

                 Section 13.1  Notices.

                 All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

                 (a) if given to the Trust, in care of the Administrators at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Property Trustee, the Delaware Trustee and the Holders of the Securities):

                          Capital One Capital I
                          c/o Capital One Bank
                          Capital One Financial Corporation
                          2980 Fairview Park Drive,
                          Suite 1300
                          Falls Church, VA  22042-4525

                 (b) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as the Delaware Trustee may give notice of to the Administrators, the Property Trustee and the Holders of the Securities):

                          First Chicago Delaware Inc.
                          300 King Street
                          Wilmington, DE  19801
                          Attention:  Michael J. Majchuzak

                 (c) if given to the Property Trustee, at its Corporate Trust Office (or such other address as the Property Trustee may give notice of to the Administrators, the Delaware Trustee and the Holders of the Securities):

                          The First National Bank of Chicago
                          One First National Plaza
                          Suite 0126
                          Chicago, IL  60670-0126
                          Attention:  Corporate Trust Office

                 (d) if given to the Sponsor, at the mailing address set forth below (or such other address as the Sponsor may give notice of to the Property Trustee, the Delaware Trustee and the Trust):

                          Capital One Bank
                          c/o Capital One Financial Corporation
                          2980 Fairview Park Drive
                          Suite 1300
                          Falls Church, VA  22042
                          Attn:  General Counsel's Office

                 (e) if given to any Holder, at the address set forth on the books and records of the Trust.

All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                 Section 13.2  Governing Law.

                 This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.

                 Section 13.3  Intention of the Parties.

                 It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted in a manner consistent with such classification.

                 Section 13.4  Headings.

                 Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

                 Section 13.5  Successors and Assigns.

                 Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

                 Section 13.6  Partial Enforceability.

                 If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

                 Section 13.7  Counterparts.

                 This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

                 Section 13.8  Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Declaration or in any suit against any Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney's fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 13.8 does not apply to a suit by a Trustee, a suit by a Holder to enforce its right to payment or a suit by Holders of more than 10% in Liquidation Amount of the then outstanding Securities.

                 IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.


                                  CAPITAL ONE BANK,
                                    as Sponsor and Common Securities
                                       Holder


                                  BY:
                                     ----------------------------------------
                                  Name:
                                  Title:


                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Property Trustee


                                  BY:
                                     ----------------------------------------
                                  Name:
                                  Title:


                                  FIRST CHICAGO DELAWARE INC.,
                                    as Delaware Trustee


                                  BY:
                                     ----------------------------------------
                                  Name:
                                  Title:

                                                                     EXHIBIT A-1



                 This Capital Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (the "Depository"), or a nominee of the Depository. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Declaration and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

                 Unless this Capital Security Certificate is presented by an authorized representative of the Depository to Capital One Capital I or its agent for registration of transfer, exchange or payment, and any Capital Security Certificate issued is registered in the name of Cede & Co. or such other name as registered by an authorized representative of the Depository (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

CERTIFICATE NO.
                ---
                                                           CUSIP NO.
                                                                     -----------

AGGREGATE LIQUIDATION AMOUNT OF CAPITAL SECURITIES:      $
                                                          ----------------

                   CERTIFICATE EVIDENCING CAPITAL SECURITIES
                                       OF
                             CAPITAL ONE CAPITAL I

              FLOATING RATE SUBORDINATED CAPITAL INCOME SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

                 CAPITAL ONE CAPITAL I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of capital securities in the aggregate liquidation amount of $________ of the Trust representing undivided beneficial interests in the assets of the Trust designated the Floating Rate Subordinated Capital Income Securities (liquidation amount $1,000





                                     A-1-1
per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Declaration (as defined below).
The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust, dated as of January 31, 1997 (as the same may be amended from time to time (the "Declaration"), among Capital One Bank, as Sponsor ("Sponsor"), The First National Bank of Chicago, as Property Trustee, and First Chicago Delaware Inc., as Delaware Trustee. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Guarantee to the extent described therein. The Sponsor will provide a copy of the Declaration, the Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

                 Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

                 By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of undivided indirect beneficial interests in the Debentures.

                 This Capital Security shall be governed by and interpreted in accordance with the laws of the State of Delaware.





                                     A-1-2

                 IN WITNESS WHEREOF, the Trust has executed this certificate this ____ day of January, 1997.

                                           CAPITAL ONE CAPITAL I


                                           By:
                                              ---------------------------
                                              Name:
                                              Title:


                 CERTIFICATE OF AUTHENTICATION

                 This is one of the Securities referred to in the within-mentioned Declaration.

                                           THE FIRST NATIONAL BANK OF CHICAGO


                                           By:
                                              ---------------------------
                                                   Authorized Officer





                                     A-1-3

                 In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) three years after the later of the date of original issue and the last date on which the Sponsor or any affiliate of the Sponsor was the owner of such Capital Securities (or any predecessor thereto) (the "Resale Restriction Termination Date"), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                  [CHECK ONE]

(1)              to the Sponsor or a subsidiary thereof; or
         ---
(2)              pursuant to and in compliance with Rule 144A under the
         ---     Securities Act of 1933, as amended; or

(3)              to an institutional "accredited investor" (as defined in Rule
         ---     501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)              outside the United States to a "foreign person" in compliance
         --- with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)              pursuant to the exemption from registration provided by Rule
         ---     144 under the Securities Act of 1933, as amended; or

(6)              pursuant to an effective registration statement under the
         ---     Securities Act of 1933, as amended; or

(7)              pursuant to another available exemption from the registration
         ---     requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3), (4),
(5) or (7) is checked, the Sponsor or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such written legal opinions, certifications (including an investment





                                     A-1-4
letter in the case of box (3) or (4)) and other information as the Trustee or the Sponsor has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 315 of the Indenture shall have been satisfied.


Dated:                            Signed:
       ------------------                 -------------------------------------
                                  (Sign exactly as name appears
                                  on the other side of this Security)


Signature Guarantee:
                     ------------------------------


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                 The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Sponsor as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
       --------                        ----------------------------------------
                                       NOTICE:  To be executed by an
                                                executive officer


              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED

                 The undersigned represents and warrants that it is purchasing the Capital Security outside the United States as a "foreign person" in compliance with Rule 904 of Regulation S





                                     A-1-5
under the Securities Act and is aware that the sale to it is being made in reliance on Regulation S and acknowledges that a holder of an interest in a Regulation S temporary global security may not (i) receive the payment of any distributions, redemption price or any other payments with respect to the holder's beneficial interest in the temporary global security or (ii) receive an interest in a Regulation S permanent global security until (A) expiration of the 40th day after the later of the commencement of the offering of the Capital Securities and the closing date and (B) certification that the beneficial owner of the interest in the Capital Security is a non-U.S. person.


Dated:
       --------                           -------------------------------------
                                          NOTICE: To be executed by an
                                                  executive officer





                                     A-1-6

                                                                     EXHIBIT A-2



                      THIS CERTIFICATE IS NOT TRANSFERABLE


CERTIFICATE NO.                           NUMBER OF COMMON SECURITIES:
                -                                                       ------

                    CERTIFICATE EVIDENCING COMMON SECURITIES
                                       OF
                             CAPITAL ONE CAPITAL I

                               COMMON SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER COMMON SECURITY)


                 Capital One Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Capital One Bank (the "Holder") is the registered owner of common securities of the Trust representing an undivided beneficial interest in the assets of the Trust designated the Floating Rate Common Securities (liquidation amount $1,000 per Common Security) (the "Common Securities"). The Common Securities are not transferable and any attempted transfer thereof shall be void. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of January 31, 1997 (as the same may be amended from time to time, the "Declaration"), among Capital One Bank, as Sponsor, The First National Bank of Chicago, as Property Trustee and First Chicago Delaware Inc., as Delaware Trustee. The Holder is entitled to the benefits of the Guarantee to the extent described therein. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

                 Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

                 By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of an undivided indirect beneficial interest in the Debentures.





                                    A-2-1

                 This Common Security shall be governed by and interpreted in accordance with the laws of the State of Delaware.





                                    A-2-2

                 IN WITNESS WHEREOF, the Trust has executed this certificate
this    day of January, 1997.

                                        CAPITAL ONE CAPITAL I


                                        By:
                                           --------------------------------
                                           Name:
                                           Title:






                                    A-2-3

                                                                     EXHIBIT B-1


                   [FORM OF EUROCLEAR AND CEDEL CERTIFICATE]
                (Pursuant to Section 7.13(c) of the Declaration)


                 Re:      Capital One Capital I, Floating Rate
                          Subordinated Capital Income Securities


__________________, as
Paying Agent
[Address of Paying Agent] or
_________________, as
Property Trustee
[Address of Property Trustee]

                 This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Securities set forth below (our "Member Organizations") substantially to the effect set forth in the Amended and Restated Declaration of trust dated as of January 31, 1997, between Capital One Bank, as Sponsor, The First National Bank of Chicago, as Property Trustee and First Chicago Delaware Inc., as Delaware Trustee, not in their individual capacities but solely as Trustees, U.S. $_____________ principal amount of the above- captioned Securities held by us or on our behalf are beneficially owned by non-U.S. person(s). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the United States Securities Act of 1933, as amended.

                 We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Securities identified above are no longer true and cannot be relied upon as of the date hereof.

                 [On Release Date: We hereby acknowledge that no portion of the Regulation S Temporary Global Security shall be exchanged for an interest in the Regulation S Permanent Global Security (as each such term is defined in the Declaration) with





                                     B-1-1
respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]*/

                 [On _____________________ and upon any other payments under the Regulation S Temporary Global Security: We hereby agree to hold (and
return to the [             ] upon request) any payments received by us on the
Regulation S Temporary Global Security (as defined in the Declaration) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]*

                 We understand that this certification is required in connection with certain securities laws of the United States of America. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:                     **/
       --------------------

                                           [MORGAN GUARANTY TRUST COMPANY OF
                                           NEW YORK, Brussels office, as
                                           operator of the Euroclear System

                                                   or

                                           Cedel, societe anonyme]


                                           By:
                                              --------------------------------
                                                   Name:
                                                   Title


--------------------

*/    Select as applicable.

**/   Insert Release Date or applicable Payment Date, as the case may be.


                                     B-1-2

                                                                     EXHIBIT B-2


                     [FORM OF CERTIFICATION TO BE GIVEN BY
                       HOLDER OF BENEFICIAL INTEREST IN A
                    REGULATION S TEMPORARY GLOBAL SECURITY]
                (Pursuant to Section 7.13(b) of the Declaration)


                 Re:      Capital One Capital I, Floating Rate
                          Subordinated Capital Income Securities


[Morgan Guaranty Trust Company of New York,
Brussels office, as operator of the Euroclear
System] [Cedel, societe anonyme]

                                   Securities, [CINS No. ______] [ISIN No. ____]

                 Reference is hereby made to the Amended and Restated Declaration of Trust, dated as of January ___, 1997 (the "Declaration"), between Capital One Bank, as Sponsor, The First National Bank of Chicago, as Property Trustee and First Chicago Delaware Inc., as Delaware Trustee, not in their individual capacities but solely as Trustees. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Declaration.

                 [For purposes of acquiring a beneficial interest in the Regulation S Permanent Global Security upon the expiration of the Restricted Period,][For purposes of receiving payments under the Regulation S Temporary Global Security,1 the undersigned holder of a beneficial interest in the Regulation S Temporary Global Security issued under the Declaration certifies that it is not a U.S. Persons as defined by Regulation S under the Securities Act of 1933, as amended.

                 We undertake to advise you promptly by telex on or prior to the date on which you intend to submit your corresponding certification relating to the Securities held by you if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.




--------------------
*/   Select, as applicable.

                                     B-2-1

                 We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the health of the Trust and the Initial Purchaser.


                                  Dated:                     ,
                                         --------------------  ----
                                  By:
                                      ------------------------------
                                        as, or as agent for, the
                                        holder of a beneficial
                                        interest in the Securities to
                                        which this certificate relates.





                                     B-2-2